FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-09

Dated June 20, 2013	JPMCC 2013-C13

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2013-C13
$961,174,664 (Approximate Mortgage Pool Balance)

$854,244,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-C13

JPMorgan Chase Bank, National Association General Electric Capital Corporation Redwood Commercial Mortgage Corporation Mortgage Loan Sellers
J.P. Morgan Lead Manager and Sole Bookrunner
Barclays Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 20, 2013	JPMCC 2013-C13

This material is for your information, and neither J.P. Morgan Securities LLC (“JPMS”), nor Barclays Capital Inc. (“Barclays”) (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-165147) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / S&P)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf)	$55,992,000	30.000%	2.57	8/13-1/18	43.6%	15.6%
A-2	Aaa(sf) / AAA(sf)	$203,174,000	30.000%	5.12	1/18-6/19	43.6%	15.6%
A-3	Aaa(sf) / AAA(sf)	$20,130,000	30.000%	6.83	5/20-5/20	43.6%	15.6%
A-4	Aaa(sf) / AAA(sf)	$324,319,000	30.000%	9.84	3/23-6/23	43.6%	15.6%
A-SB	Aaa(sf) / AAA(sf)	$69,207,000	30.000%	7.09	2/18-3/23	43.6%	15.6%
X-A	Aaa(sf) / AAA(sf)	$743,709,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	A2(sf) / A-(sf)	$110,535,000(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aaa(sf) / AAA(sf)	$70,887,000	22.625%	9.91	6/23-6/23	48.2%	14.1%
B	Aa3(sf) / AA-(sf)	$68,484,000	15.500%	9.91	6/23-6/23	52.6%	12.9%
C	A3(sf) / A-(sf)	$42,051,000	11.125%	9.96	6/23-7/23	55.4%	12.3%

Privately Offered Certificates(7)
Class	Expected Ratings (Moody’s / S&P)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / NR	$69,684,664(6)	N/A	N/A	N/A	N/A	N/A
D	Baa3(sf) / BBB-(sf)	$37,246,000	7.250%	9.99	7/23-7/23	57.8%	11.8%
E	Ba2(sf) / BB(sf)	$21,626,000	5.000%	9.99	7/23-7/23	59.2%	11.5%
F	B2(sf) / B+(sf)	$16,820,000	3.250%	9.99	7/23-7/23	60.3%	11.3%
NR	NR / NR	$31,238,664	0.000%	9.99	7/23-7/23	62.3%	10.9%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a July 17, 2013 settlement date. Based on modeling assumptions as described in the Free Writing Prospectus, dated June 20, 2013 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess payments from any mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgage loan supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
Any information in this Structural and Collateral Term Sheet concerning the Class X-C, Class D, Class E, Class F, Class NR and Class R Certificates is presented solely to enhance your understanding of the Publicly Offered Certificates.  The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Summary of Transaction Terms

Securities Offered:	$854,244,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Lead Manager and Sole Bookrunner:	J.P. Morgan Securities LLC.
Co-Manager:	Barclays Capital Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (68.8%), General Electric Capital Corporation (“GECC”) (15.6%) and Redwood Commercial Mortgage Corporation (“RCMC”) (15.6%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).
Special Servicer:	Berkadia Commercial Mortgage LLC.
Directing Certificateholder:	Saba Capital Management, L.P. (or an affiliate thereof).
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Senior Trust Advisor:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”).
Pricing Date:	On or about June 28, 2013.
Closing Date:	On or about July 17, 2013.
Cut-off Date:
With respect to each mortgage loan, the related due date in July 2013, or with respect to any mortgage loan that was originated in June 2013 and has its first due date in August 2013, the related payment date in July 2013.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing on August 16, 2013.
Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, beginning in August 2013.
Assumed Final Distribution Date:	The Distribution Date in July 2023, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in January 2046.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates will be offered publicly.  The Class X-C, Class D, Class E, Class F and Class NR Certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S, to non-U.S. Persons.

Legal/Regulatory Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Optional Termination:	1.0% clean-up call.
Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) a rate equal to the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■ Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related Pari Passu Companion Loan)) to such Classes on or prior to such date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Distribution of Principal (continued):
The Class X-A, Class X-B and Class X-C Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balances of the Class B and Class C Certificates) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class E, Class F and Class NR Certificates).

■ Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans  will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Class Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S Certificates, on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates, on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

■ Realized Losses:
No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F and Class NR Certificates.  Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

Realized losses on the mortgage loans (exclusive of any related Pari Passu Companion Loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero.  The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively.  Realized losses on each Pari Passu Whole Loan will be allocated to the mortgage loan and the related Pari Passu Companion Loan, pro rata.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance and; (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■ Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The Appraisal Reduction amount is generally the amount by which the current principal balance of the related mortgage loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, giving effect to escrows and letters of credit.

In general, the Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates beginning with the Class NR Certificates.  With respect to each Pari Passu Whole Loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the related mortgage loan and the related Pari Passu Companion Loan, pro rata, with the amounts allocated in respect of the related mortgage loan, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates.

■ Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■ Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists (as described in the Free Writing Prospectus), the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan  minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

Each of four (4) mortgage loans, which are referred to as the “Americold Cold Storage Portfolio Mortgage Loan”, the “IDS Center Mortgage Loan”, the “589 Fifth Avenue Mortgage Loan” and the “SanTan Village Mortgage Loan”, respectively, are part of the trust and are each a split loan that is pari passu with a related companion loan, which is referred to as a “Pari Passu Companion Loan” that is not part of the trust. The entirety of each of these split loan structures is referred to as a “Whole Loan”. With respect to each such Whole Loan, the Master Servicer and the Trustee will not make any principal or interest advances with respect to the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any Pari Passu Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), in reverse sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■ Sale of Defaulted Mortgage Loans and REO Properties:
Within 30 days of a mortgage loan becoming a defaulted mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt, the mezzanine lenders will have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust, on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”).

If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a defaulted mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer (in connection with offers related to the applicable mortgage loan), a holder of any related Pari Passu Companion Loan (in connection with offers related to any Serviced Whole Loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan (including any related Pari Passu Companion Loan) or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan (including the related Pari Passu Companion Loan, if applicable) or REO property if the Special Servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

If any of the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan, the 589 Fifth Avenue Mortgage Loan or the SanTan Village Mortgage Loan becomes a defaulted mortgage loan and (i) the Special Servicer, (ii) with respect to the Americold Cold Storage Portfolio Mortgage Loan, the JPMBB 2013-C12 special servicer, or (iii) after the securitization of the SanTan Village Pari Passu Companion Loan, the special servicer with respect to such other securitization, determines to sell such Mortgage Loan as described above, then the applicable special servicer will be required to sell the related Pari Passu Companion Loan together with the related mortgage loan as a single whole loan.  In connection with any such sale, the then applicable special servicer will be required to follow the procedures set forth above.

■ Control Rights:
Pursuant to the Pooling and Servicing Agreement, there will be a control regime whereby certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Americold Cold Storage Portfolio Mortgage Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the JPMBB 2013-C12 securitization.

With respect to the IDS Center Mortgage Loan and the 589 Fifth Avenue Mortgage Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

In addition, prior to the securitization of the SanTan Village Pari Passu Companion Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the Directing Certificateholder.  After the securitization of such Pari Passu Companion Loan, the direction, consent and consultation rights referenced in the prior sentence will be exercised by the directing certificateholder under the securitization of the related Pari Passu Companion Loan, subject to the rights of the  Directing Certificateholder pursuant to the related intercreditor agreement. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus.

■ Directing Certificateholder:	Saba Capital Management, L.P. (or an affiliate thereof), is expected to be appointed the initial directing certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Controlling Class:
The Controlling Class will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■ Control Eligible Certificates:	Class E, Class F and Class NR Certificates.
■ Control Event:
A Control Event will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer shall recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal shall refrain from exercising any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Senior Trust Advisor:
The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to the Americold Whole Loan and the SanTan Village Whole Loan.

The Senior Trust Advisor will be responsible for:

■
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each Asset Status Report prepared by the Special Servicer and recommending proposed alternative courses of action.

■
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  The Annual Report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each Asset Status Report prepared by the Special Servicer.

■
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

■
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer.  In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Senior Trust Advisor (continued):
In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement Special Servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (iii) be an institution that is a special servicer or operating advisor on a rated CMBS transaction, but has not been in a transaction that a rating agency downgraded, citing servicing concerns with the Special Servicer as the sole or a material fact in such rating option. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■ Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (b) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such Holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement Special Servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its Internet website and including in the next Statement to Certificateholders a statement that such request was received, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of Holders of at least 75% of a Certificateholder Quorum, the Certificate Administrator will immediately replace the Special Servicer with the replacement Special Servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of Realized Losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan, the 589 Fifth Avenue Mortgage Loan and the SanTan Village Mortgage Loan, the holder of the related Pari Passu Companion Loan (the rights of which, with respect to the Americold Cold Storage Portfolio Mortgage Loan will, prior to a control event, be exercised by the directing certificateholder under the JPMBB 2013-C12 securitization and afterward will be the applicable certificateholders under the JPMBB 2013-C12 securitization with the requisite percentage of voting rights), under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Pari Passu Whole Loan.  A replacement special servicer will be selected by the trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to such mortgage loan can generally not be the person (or an affiliate thereof) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

After a securitization of the SanTan Village Pari Passu Companion Loan (an “Other Securitization”), the controlling note holder with respect to the related Pari Passu Whole Loan (which, unless a control event exists under the related Other Securitization, will be the directing certificateholder under such Other Securitization and after which will be the applicable certificateholders under the Other Securitization with the requisite percentage of voting rights) will have the right, with or without cause, to replace the special servicer then acting with respect to the related Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Certificateholders.

■ Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced Mortgage Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced Mortgage Loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Master Servicer and Special Servicer Compensation (continued):
In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan and Serviced Whole Loan (as defined in the Free Writing Prospectus) is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (as defined in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount (described below); provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan (including the related Pari Passu Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any Corrected Mortgage Loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a Corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan (as defined in the Free Writing Prospectus)) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months; provided, however, that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Structural Overview

■ Master Servicer and Special Servicer Compensation (continued):
Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement.  In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within three months following the stated maturity date as a result of the related Mortgage Loan being refinanced or otherwise repaid in full.

■ Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■       special notices
■       summaries of asset status reports
■       appraisals in connection with Appraisal Reductions plus any second appraisals ordered
■       an “Investor Q&A Forum”
■       a voluntary investor registry
■       SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Collateral Characteristics

Mortgage Loan Sellers

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	19	34	$661,352,732	68.8%
GECC	16	25	149,972,959	15.6
RCMC	10	11	149,848,973	15.6
	45	70	$961,174,664	100.0%

Loan Pool
Initial Pool Balance (IPB):	$961,174,664
Number of Mortgage Loans:	45
Number of Mortgaged Properties:	70
Average Cut-off Date Balance per Mortgage Loan:	$21,359,437
Weighted Average Current Mortgage Rate:	4.07204%
10 Largest Mortgage Loans as % of IPB:	61.2%
Weighted Average Remaining Term to Maturity(1):	104 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.86x
Weighted Average UW NOI Debt Yield(2):	10.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	62.3%
Weighted Average Maturity Date LTV(1)(2)(3):	53.9%

Other Statistics
% of Mortgage Loans with Additional Debt:	47.2%
% of Mortgaged Properties with Single Tenants:	1.8%

Amortization
Weighted Average Original Amortization Term(4):	346 months
Weighted Average Remaining Amortization Term(4):	345 months
% of Mortgage Loans with Amortizing Balloon:	46.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	34.8%
% of Mortgage Loans with Interest-Only:	17.3%
% of Mortgage Loans with Partial Interest-Only, Amortizing Balloon followed by ARD-Structure:	1.1%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	40.7%
% of Mortgage Loans with In-Place, Hard Lockboxes:	22.0%
% of Mortgage Loans with Springing Lockboxes:	15.5%
% of Mortgage Loans with Soft Lockboxes:	11.4%
% of Mortgage Loans with no Lockbox:	10.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	84.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	46.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	82.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	56.4%

(1)	In the case of the one mortgage loan with an anticipated repayment date, as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)	In the case of Loan Nos. 7 and 23, the Cut-Off Date LTV and Maturity Date LTV are calculated using each appraisal’s “hypothetical as renovated value”.
(4)	Excludes five mortgage loans that are interest-only for the entire term.
(5)	For detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to Cut-off Date Balance for retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Collateral Characteristics

Ten Largest Mortgage Loans

		Mortgage	No.	Cut-off						Cut-off	Maturity
		Loan	of	Date	% of		Property	UW NCF	UW NOI	Date	Date/ARD
No.	Loan Name	Seller	Prop.	Balance	IPB	SF/Units	Type	DSCR(1)	DY(1)	LTV(1)	LTV(1)
1	Americold Cold Storage Portfolio	JPMCB	15	$109,571,270	11.4%	3,615,545	Industrial	2.36x	15.8%	50.9%	36.5%
2	IDS Center	JPMCB	1	$92,510,258	9.6%	1,410,415	Mixed Use	1.68x	11.0%	71.3%	60.1%
3	589 Fifth Avenue	JPMCB	1	$87,500,000	9.1%	169,486	Mixed Use	2.00x	8.6%	59.3%	59.3%
4	Atlantic Times Square	JPMCB	1	$73,813,237	7.7%	380,372	Mixed Use	1.40x	9.3%	56.4%	51.7%
5	SanTan Village	JPMCB	1	$54,907,121	5.7%	707,615	Retail	2.12x	11.6%	55.7%	48.5%
6	Valley Bend Shopping Center	JPMCB	1	$43,500,000	4.5%	412,920	Retail	2.69x	11.3%	59.8%	59.8%
7	Club at Danforth and Vintage at the Parke(2)	JPMCB	2	$42,550,000	4.4%	566	Multifamily	1.35x	8.0%	74.3%	65.8%
8	Cirkers Fine Art Storage & Logistics	RCMC	1	$33,000,000	3.4%	200	Self Storage	1.41x	8.8%	59.8%	51.3%
9	Indigo Apartments	GECC	1	$28,500,000	3.0%	323	Multifamily	1.25x	7.8%	72.9%	62.2%
10	Calais Park	GECC	1	$22,294,000	2.3%	261	Multifamily	1.52x	8.7%	71.9%	64.9%

	Top 3 Total / Weighted Average			$289,581,528	30.1%			2.03x	12.1%	60.0%	50.9%
	Top 5 Total / Weighted Average			$418,301,885	43.5%			1.93x	11.5%	58.8%	50.7%
	Top 10 Total / Weighted Average			$588,145,885	61.2%			1.87x	10.8%	61.2%	53.6%
(1) In the case of Loan Nos. 1, 2, 3 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loans.
(2) In the case of Loan No. 7, the Cut-Off Date LTV and Maturity Date/ARD LTV are calculated using the appraisal’s “hypothetical as renovated value”.

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Mortgage Loan	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	Americold Cold Storage Portfolio	$109,571,270	$109,571,270	$219,142,540	JPMBB 2013-C12	Midland	LNR Partners, LLC	JPMBB 2013-C12
2	IDS Center	$92,510,258	$90,000,000	$182,510,258	JPMBB 2013-C12	Midland	Berkadia	JPMCC 2013-C13
3	589 Fifth Avenue	$87,500,000	$87,500,000	$175,000,000	JPMCC 2013-C13	Midland	Berkadia	JPMCC 2013-C13
5	SanTan Village	$54,907,121	$82,859,836	$137,766,957	JPMCC 2013-C13(1)	Midland	Berkadia	(1)
(1)
The Master Servicer and Special Servicer under the Controlling Pooling and Servicing Agreement will service the related whole loan, which is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to the securitization of Note A-1, the controlling holder of the whole loan will be the Directing Certificateholder (prior to a control event) and following the securitization of the Note A-1, the directing certificateholder with respect to such other securitization (prior to a control event).

Existing Mezzanine Debt/Third Party Financing Summary

			Other	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(1)	DSCR(1)	LTV(1)	LTV(1)	Yield(1)	Debt Yield(1)
1	Americold Cold Storage Portfolio(2)(3)	$219,142,540	$102,000,000	$321,142,539	2.36x	1.42x	50.9%	74.7%	15.8%	10.8%
8	Cirkers Fine Art Storage & Logistics	$33,000,000	$6,000,000	$39,000,000	1.41x	1.08x	59.8%	70.7%	8.8%	7.4%
14	Springhill Suites Buckhead	$17,100,000	$3,000,000	$20,100,000	1.63x	1.27x	63.8%	75.0%	11.0%	9.3%
15	Weaver Creek Apartments	$16,000,000	$1,700,000	$17,700,000	1.28x	1.09x	72.4%	80.1%	9.0%	8.2%
16	Courtney Bend	$15,850,000	$2,350,000	$18,200,000	1.49x	1.17x	65.8%	75.5%	9.0%	7.8%
19	Arbor Lakes Apartments	$14,900,000	$3,100,000	$18,000,000	1.52x	1.10x	69.3%	83.7%	9.6%	8.0%
24	Crowne Plaza Milwaukee West	$12,575,386	$2,400,000	$14,974,109	1.85x	1.34x	66.9%	79.6%	11.7%	9.8%
(1)	In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV calculations include the related Pari Passu Companion Loan.
(2)	The Americold Cold Storage Portfolio Trust Cut-off Date Balance is $109,571,270. The listed balance reflects the Whole Loan Cut-off Date Balance.
(3)
The Americold Cold Storage Portfolio Other Debt Cut-off Date Balance is composed of two mezzanine loans, a $70,000,000 senior mezzanine loan currently held by JPMCB and a $32,000,000 junior mezzanine loan held by a third-party lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Collateral Characteristics

Previous Securitization History(1)

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
1	Americold Cold Storage Portfolio	Various, Various	Industrial	$109,571,270	11.4%	CGCMT 2007-C6, CD 2007-CD4
3	589 Fifth Avenue	New York, NY	Mixed Use	$87,500,000	9.1%	BACM 2005-2
11	Raymour & Flanigan Plaza	Orange, CT	Retail	$21,700,000	2.3%	GECMC 2003-C2
12	Riverview Tower	Knoxville, TN	Office	$21,000,000	2.2%	CGCMT 2006-C4
13	501 Fifth Avenue	New York, NY	Office	$17,500,000	1.8%	CGCMT 2005-EMG
17	Las Colinas Plaza	Irving, TX	Retail	$15,329,306	1.6%	BSCMS 2004-PWR3
18	Vista Balboa Center	San Diego, CA	Retail	$14,977,208	1.6%	MSDWC 2001-IQA
25	94 Hundred Shea	Scottsdale, AZ	Mixed Use	$12,223,587	1.3%	JPMCC 2007-CB19
26	Market at Bay Shore	Bay Shore, NY	Retail	$12,000,000	1.2%	BSCMS 1998-C1
28	Holiday Ranch & Happy Landings	West Palm Beach, FL	Manufactured Housing	$10,970,534	1.1%	BACM 2004-2
31	Plantation Storage Portfolio(2)	Various, SC	Self Storage	$10,000,000	1.0%	BACM 2004-1
35	Valencia Road Plaza	Tucson, AZ	Retail	$7,179,070	0.7%	LBCMT 1998-C4
36	19th Ave Self Storage	San Francisco, CA	Self Storage	$6,368,797	0.7%	CSFB 2003-CPN1
37	Haines City Mall	Haines City, FL	Retail	$6,200,000	0.6%	MLMT 2005-CIP1
38	274 Madison Avenue	New York, NY	Office	$6,000,000	0.6%	CGCMT 2005-EMG
39	Orchard Lane	Clackamas, OR	Manufactured Housing	$4,493,878	0.5%	BACM 2006-4
42	Rancho Rialto	Rialto, CA	Manufactured Housing	$3,590,879	0.4%	GECMC 2003-C2
(1)
The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)	For Loan No. 31, Plantation Storage Portfolio, only the Plantation Storage - Bluffton property was previously securitized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class(2)	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
4	Atlantic Times Square	Monterey Park, CA	$73,813,237	7.7%	$67,695,242	33.3%	60	58	1.40x	9.3%	56.4%	51.7%
5	SanTan Village	Gilbert, AZ	$54,907,121	5.7%	$47,813,751	23.5%	72	71	2.12x	11.6%	55.7%	48.5%
14	Springhill Suites Buckhead	Atlanta, GA	$17,100,000	1.8%	$15,099,116	7.4%	60	60	1.63x	11.0%	63.8%	56.3%
16	Courtney Bend	Hardeeville, SC	$15,850,000	1.6%	$14,717,269	7.2%	60	60	1.49x	9.0%	65.8%	61.1%
19	Arbor Lakes Apartments	Tampa, FL	$14,900,000	1.6%	$13,870,888	6.8%	60	60	1.52x	9.6%	69.3%	64.5%
24	Crowne Plaza Milwaukee West	Wauwatosa, WI	$12,575,386	1.3%	$11,007,054	5.4%	60	59	1.85x	11.7%	66.9%	58.5%
29	Holiday Inn Express	Scottsdale, AZ	$10,850,000	1.1%	$9,583,811	4.7%	60	60	1.53x	10.3%	70.5%	62.2%
30	Dollar General Portfolio	Various, Various	$10,178,604	1.1%	$9,471,367	4.7%	60	54	1.65x	9.9%	69.9%	65.1%
32	Fairfield Inn and Suites	Phoenix, AZ	$8,000,000	0.8%	$7,061,420	3.5%	60	60	1.62x	10.9%	67.8%	59.8%
34	Romaine Village	Bend, OR	$7,518,217	0.8%	$6,854,299	3.4%	60	57	1.45x	8.6%	73.1%	66.7%

Total / Weighted Average:			$225,692,565	23.5%	$203,174,218	100.0%	63	62	1.66x	10.2%	61.1%	55.1%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class(2)	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
10	Calais Park	St. Petersburg, FL	$22,294,000	2.3%	$20,130,403	100.0%	84	82	1.52x	8.7%	71.9%	64.9%
(1)
The table above presents the mortgage loan whose balloon payment would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date.  Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
$1,897,796	-	$9,999,999	14	$72,094,153	7.5%	4.31421%	106	1.89x	11.7%	61.6%	50.6%
$10,000,000	-	$19,999,999	19	258,234,625	26.9	4.18302%	100	1.89x	10.9%	63.3%	54.4%
$20,000,000	-	$29,999,999	4	93,494,000	9.7	4.18289%	111	1.45x	9.5%	72.2%	61.9%
$30,000,000	-	$49,999,999	3	119,050,000	12.4	4.07726%	119	1.86x	9.4%	65.0%	59.6%
$50,000,000	-	$99,999,999	4	308,730,616	32.1	3.97966%	96	1.78x	10.0%	61.6%	55.8%
$100,000,000	-	$109,571,270	1	109,571,270	11.4	3.81113%	118	2.36x	15.8%	50.9%	36.5%
Total / Weighted Average:			45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
3.09350%	-	4.00000%	13	$448,444,312	46.7%	3.75079%	109	2.20x	12.5%	58.9%	50.0%
4.00001%	-	4.30000%	13	242,103,270	25.2	4.14268%	107	1.72x	9.6%	66.4%	60.1%
4.30001%	-	4.55000%	9	162,150,888	16.9	4.46142%	89	1.42x	9.3%	63.1%	54.6%
4.55001%	-	4.75000%	7	101,518,797	10.6	4.63740%	103	1.46x	9.6%	65.5%	54.9%
4.75001%	-	4.95000%	1	2,675,000	0.3	4.80000%	120	1.41x	9.9%	74.7%	55.5%
4.95001%	-	5.15000%	1	2,384,601	0.2	5.06000%	116	1.45x	10.6%	73.1%	55.2%
5.15001%	-	5.19000%	1	1,897,796	0.2	5.19000%	119	1.73x	11.7%	63.3%	52.4%
Total / Weighted Average:			45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
60	9	$170,785,445	17.8%	4.36873%	59	1.51x	9.8%	62.9%	57.2%
72	1	54,907,121	5.7	3.09350%	71	2.12x	11.6%	55.7%	48.5%
84	1	22,294,000	2.3	3.70000%	82	1.52x	8.7%	71.9%	64.9%
120	34	713,188,099	74.2	4.08795%	119	1.94x	11.2%	62.3%	53.2%
Total / Weighted Average:	45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
54	-	60	9	$170,785,445	17.8%	4.36873%	59	1.51x	9.8%	62.9%	57.2%
61	-	84	2	77,201,121	8.0	3.26864%	74	1.95x	10.8%	60.4%	53.2%
85	-	120	34	713,188,099	74.2	4.08795%	119	1.94x	11.2%	62.3%	53.2%
Total / Weighted Average:			45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%
(1)
In the case of Loan No. 30 which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)	In the case of Loan Nos. 7 and 23, the Cut-Off Date LTV and Maturity Date LTV are calculated using each appraisal’s “hypothetical as renovated value”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Interest-Only	5	$166,500,000	17.3%	3.89731%	119	2.67x	11.3%	52.6%	52.6%
300	9	186,941,519	19.4	4.08164%	103	2.04x	13.7%	58.1%	44.9%
360	31	607,733,145	63.2	4.11695%	101	1.59x	10.0%	66.2%	57.0%
Total / Weighted Average:	45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Interest-Only			5	$166,500,000	17.3%	3.89731%	119	2.67x	11.3%	52.6%	52.6%
296	-	299	4	132,316,519	13.8	3.87162%	112	2.26x	15.1%	53.6%	39.6%
300	-	330	5	54,625,000	5.7	4.59037%	81	1.50x	10.2%	68.8%	57.8%
331	-	360	31	607,733,145	63.2	4.11695%	101	1.59x	10.0%	66.2%	57.0%
Total / Weighted Average:			45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Balloon	26	$449,761,802	46.8%	4.06984%	95	1.84x	11.8%	59.5%	48.8%
IO-Balloon	13	334,734,258	34.8	4.15678%	111	1.49x	9.5%	70.6%	61.0%
Interest-Only	5	166,500,000	17.3	3.89731%	119	2.67x	11.3%	52.6%	52.6%
ARD-IO-Balloon	1	10,178,604	1.1	4.24000%	54	1.65x	9.9%	69.9%	65.1%
Total / Weighted Average:	45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
1.25x	-	1.30x	2	$44,500,000	4.6%	4.53674%	120	1.26x	8.2%	72.7%	59.9%
1.31x	-	1.40x	4	135,283,423	14.1	4.29982%	85	1.38x	8.9%	62.8%	55.9%
1.41x	-	1.50x	10	124,076,615	12.9	4.35499%	107	1.45x	9.0%	67.7%	58.5%
1.51x	-	1.60x	8	117,461,465	12.2	4.20924%	99	1.53x	10.0%	71.4%	61.3%
1.61x	-	1.75x	10	166,357,845	17.3	4.17295%	106	1.67x	11.0%	69.4%	58.7%
1.76x	-	2.00x	3	107,860,649	11.2	4.08638%	112	1.97x	9.2%	60.6%	58.3%
2.01x	-	2.25x	2	69,884,328	7.3	3.22348%	81	2.13x	11.8%	54.6%	46.6%
2.26x	-	4.96x	6	195,750,340	20.4	3.75656%	118	2.80x	15.3%	48.2%	39.8%
Total / Weighted Average:			45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%
(1)
In the case of Loan No. 30 which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)	In the case of Loan Nos. 7 and 23, the Cut-Off Date LTV and Maturity Date LTV are calculated using each appraisal’s “hypothetical as renovated value”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off Date LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
19.3%	-	49.9%	4	$42,679,070	4.4%	3.62722%	119	4.04x	17.9%	29.5%	28.0%
50.0%	-	54.9%	2	124,548,477	13.0	3.79777%	118	2.34x	15.4%	50.9%	36.9%
55.0%	-	59.9%	7	314,249,664	32.7	4.04278%	96	1.88x	9.8%	58.0%	54.0%
60.0%	-	64.9%	4	33,151,855	3.4	4.53266%	88	1.65x	10.9%	63.7%	52.9%
65.0%	-	69.9%	9	110,548,111	11.5	4.28387%	86	1.60x	10.2%	68.4%	59.2%
70.0%	-	74.9%	19	335,997,486	35.0	4.14242%	113	1.50x	9.6%	72.5%	61.7%
Total / Weighted Average:			45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
19.3%	-	39.9%	6	$167,227,547	17.4%	3.75424%	118	2.77x	16.1%	45.4%	34.6%
40.0%	-	49.9%	4	84,221,689	8.8	3.52722%	88	1.93x	11.3%	57.2%	48.1%
50.0%	-	54.9%	4	115,079,830	12.0	4.55836%	80	1.41x	9.2%	57.8%	51.5%
55.0%	-	59.9%	17	282,070,640	29.3	4.20600%	111	1.88x	9.9%	64.9%	58.0%
60.0%	-	64.9%	10	239,448,136	24.9	4.11681%	105	1.54x	10.0%	71.5%	62.0%
65.0%	-	66.7%	4	73,126,821	7.6	3.99756%	103	1.42x	8.4%	73.4%	65.7%
Total / Weighted Average:			45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Defeasance	28	$516,792,993	53.8%	4.18770%	96	1.63x	9.5%	63.9%	56.4%
Yield Maintenance	17	444,381,672	46.2	3.93752%	115	2.13x	12.6%	60.4%	50.9%
Total / Weighted Average:	45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)	DY(2)	LTV(2)(3)	LTV(1)(2)(3)
Refinance	33	$654,438,215	68.1%	4.09459%	100	1.94x	11.3%	58.6%	50.3%
Acquisition	11	296,557,845	30.9	4.01651%	116	1.71x	10.1%	70.1%	61.5%
Acquisition/Refinance	1	10,178,604	1.1	4.24000%	54	1.65x	9.9%	69.9%	65.1%
Total / Weighted Average:	45	$961,174,664	100.0%	4.07204%	104	1.86x	10.9%	62.3%	53.9%
(1)
In the case of Loan No. 30 which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)	In the case of Loan Nos. 7 and 23, the Cut-Off Date LTV and Maturity Date LTV are calculated using each appraisal’s “hypothetical as renovated value”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Collateral Characteristics

Mortgaged Properties by Location(1)

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)	DY(2)	LTV(2)(3)	LTV(2)(3)(4)
New York	5	$156,000,000	16.2%	95.6%	2.40x	10.8%	52.1%	50.3%
Florida	10	136,249,534	14.2	96.1%	1.44x	8.8%	71.5%	62.6%
Arizona	6	107,509,777	11.2	86.8%	1.91x	11.3%	60.5%	51.6%
California	5	101,425,121	10.6	93.3%	1.52x	9.8%	57.0%	50.3%
Minnesota	1	92,510,258	9.6	89.0%	1.68x	11.0%	71.3%	60.1%
Alabama	5	56,747,015	5.9	95.5%	2.60x	12.2%	58.1%	55.0%
Texas	4	45,429,959	4.7	90.9%	1.52x	10.0%	67.9%	56.0%
Oregon	4	39,922,886	4.2	81.9%	2.10x	13.7%	57.8%	44.9%
Tennessee	2	39,780,000	4.1	91.3%	1.44x	10.1%	74.0%	65.0%
Wisconsin	3	33,194,707	3.5	75.6%	2.17x	14.2%	57.0%	44.8%
South Carolina	4	26,504,000	2.8	90.8%	1.51x	9.2%	68.8%	60.6%
Connecticut	1	21,700,000	2.3	96.3%	1.57x	10.2%	70.0%	56.0%
Missouri	2	20,079,040	2.1	85.1%	1.50x	10.4%	68.0%	51.8%
Washington	2	17,167,826	1.8	80.2%	2.36x	15.8%	50.9%	36.5%
Georgia	1	17,100,000	1.8	70.9%	1.63x	11.0%	63.8%	56.3%
Nebraska	1	10,434,173	1.1	88.0%	2.36x	15.8%	50.9%	36.5%
Virginia	1	7,785,263	0.8	63.7%	1.80x	11.7%	64.9%	47.2%
North Carolina	1	6,778,477	0.7	72.2%	2.36x	15.8%	50.9%	36.5%
Louisiana	1	6,135,991	0.6	83.2%	2.36x	15.8%	50.9%	36.5%
Arkansas	2	4,437,636	0.5	77.4%	2.36x	15.8%	50.9%	36.5%
West Virginia	1	3,850,000	0.4	100.0%	1.61x	10.1%	71.3%	57.8%
Indiana	1	2,387,000	0.2	100.0%	1.65x	10.1%	69.9%	65.1%
Michigan	1	2,384,601	0.2	94.1%	1.45x	10.6%	73.1%	55.2%
Ohio	1	1,897,796	0.2	98.1%	1.73x	11.7%	63.3%	52.4%
Mississippi	2	1,495,604	0.2	100.0%	1.65x	10.0%	69.9%	65.1%
Illinois	2	1,442,000	0.2	100.0%	1.65x	9.8%	69.9%	65.1%
Oklahoma	1	826,000	0.1	100.0%	1.65x	9.8%	69.9%	65.1%
Total / Weighted Average:	70	$961,174,664	100.0%	90.5%	1.86x	10.9%	62.3%	53.9%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)	In the case of Loan Nos. 7 and 23, the Cut-Off Date LTV and Maturity Date LTV are calculated using each appraisal’s “hypothetical as renovated value”.
(4)
In the case of Loan No. 30 which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Collateral Characteristics

Mortgaged Properties by Type

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)	DY(2)	LTV(2)(3)	LTV(2)(3)(4)
Mixed Use	Office/Retail	2	$180,010,258	18.7%	92.7%	1.84x	9.8%	65.5%	59.7%
	Retail/Multifamily	1	73,813,237	7.7	91.2%	1.40x	9.3%	56.4%	51.7%
	Retail/Office	1	12,223,587	1.3	88.6%	1.54x	9.7%	69.8%	56.4%
	Subtotal	4	$266,047,082	27.7%	92.1%	1.70x	9.7%	63.2%	57.3%

Retail	Anchored	6	$113,706,514	11.8%	96.2%	2.42x	11.8%	57.6%	51.4%
	Regional Mall	1	54,907,121	5.7	89.2%	2.12x	11.6%	55.7%	48.5%
	Freestanding	10	10,178,604	1.1	100.0%	1.65x	9.9%	69.9%	65.1%
	Single Tenant	1	7,179,070	0.7	100.0%	2.74x	16.6%	41.5%	32.8%
	Subtotal	18	$185,971,309	19.3%	94.5%	2.30x	11.8%	57.1%	50.6%

Multifamily	Garden	11	$185,874,000	19.3%	95.8%	1.40x	8.6%	72.2%	63.2%
	Subtotal	11	$185,874,000	19.3%	95.8%	1.40x	8.6%	72.2%	63.2%

Industrial	Cold Storage	15	$109,571,270	11.4%	78.1%	2.36x	15.8%	50.9%	36.5%
	Subtotal	15	$109,571,270	11.4%	78.1%	2.36x	15.8%	50.9%	36.5%

Office	CBD	3	$44,500,000	4.6%	91.3%	2.81x	15.4%	47.2%	42.7%
	Medical	1	14,350,000	1.5	98.6%	1.45x	10.0%	69.0%	56.2%
	Suburban	1	11,500,000	1.2	95.3%	1.69x	12.1%	69.3%	55.5%
	Subtotal	5	$70,350,000	7.3%	93.4%	2.35x	13.8%	55.2%	47.5%

Hotel	Limited Service	4	$43,735,263	4.6%	66.8%	1.63x	10.9%	66.4%	56.8%
	Full Service	1	12,575,386	1.3	67.6%	1.85x	11.7%	66.9%	58.5%
	Subtotal	5	$56,310,649	5.9%	67.0%	1.68x	11.1%	66.5%	57.2%

Self Storage		5	$53,519,449	5.6%	91.2%	1.47x	9.1%	63.8%	53.4%

Manufactured Housing		7	$33,530,906	3.5%	97.5%	1.55x	9.6%	71.5%	58.7%

Total/Weighted Average:		70	$961,174,664	100.0%	90.5%	1.86x	10.9%	62.3%	53.9%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3 and 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.
(3)	In the case of Loan Nos. 7 and 23, the Cut-Off Date LTV and Maturity Date LTV are calculated using each appraisal’s “hypothetical as renovated value”.
(4)
In the case of Loan No. 30 which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment (M/S):	Baa3 / NR	Title:	Fee
Original Principal Balance(1):	$110,000,000	Property Type - Subtype:	Industrial - Cold Storage
Cut-off Date Principal Balance(1):	$109,571,270	Net Rentable Area (SF):	3,615,545
% of Pool by IPB:	11.4%	Location:	Various
Loan Purpose:	Refinance	Year Built / Renovated:	Various / Various
Borrowers(2):	Various	Occupancy:	74.5%
Sponsor:	Americold Realty Operating Partnership, L.P.	Occupancy Date:	12/31/2012
Interest Rate:	3.81113%	Number of Customers:	304
Note Date:	5/1/2013	2010 NOI:	$33,121,246
Maturity Date:	5/1/2023	2011 NOI:	$32,201,187
Interest-only Period:	None	2012 NOI:	$34,588,973
Original Term:	120 months	TTM NOI(3):	$34,048,923
Original Amortization:	300 months	UW Economic Occupancy:	74.5%
Amortization Type:	Balloon	UW Revenues:	$76,557,758
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW Expenses:	$42,025,531
Lockbox:	Soft	UW NOI:	$34,532,227
Additional Debt:	Yes	UW NCF:	$32,208,294
Additional Debt Balance(4):	$212,000,000	Appraised Value / Per SF:	$430,140,000 / $119
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$61
Taxes:	$0	$124,596	N/A	Maturity Date Loan / SF:	$43
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.9%
Replacement Reserves:	$0	$193,661	N/A	Maturity Date LTV:	36.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.36x
Other:	$989,339	$0	N/A	UW NOI Debt Yield:	15.8%

(1)
The Americold Cold Storage Portfolio is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $220.0 million. The Financial Information presented in the chart above reflects the entire $220.0 million whole loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” section below.
(3)	TTM NOI represents the trailing twelve-month period ending January 31, 2013.
(4)	Additional Debt Balance includes $110.0 million of pari passu mortgage debt and $102.0 million of mezzanine debt.
(5)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Americold Cold Storage Portfolio loan is secured by a first mortgage lien on a portfolio of 15 temperature-controlled warehouses totaling approximately 3.6 million square feet that are located in nine states. The loan has an outstanding principal balance of approximately $219.1 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $109.6 million and is being contributed to the JPMCC 2013-C13 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $109.6 million, was securitized in the JPMBB 2013-C12 securitization. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2013-C12 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder of the JPMBB 2013-C12 Trust) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term and amortizes on a 25-year schedule. Proceeds from the Whole Loan along with $102.0 million of mezzanine debt and approximately $32.8 million of new sponsor equity were used to refinance previously existing debt including prepayment penalties of approximately $331.0 million, acquire the fee interest in two of the properties for $17.3 million, pay closing costs of $5.5 million and fund upfront reserves of $1.0 million. The previously existing debt, with an aggregate original principal balance of $325.0 million, was securitized in CD 2007-CD4 and CGCMT 2007-C6. The previously existing debt was secured by 15 properties, of which 12 (representing approximately $268.0 million of the $325.0 million of existing debt) are included in the current financing.

The Borrowers. The borrowing entities for the loan are ART Mortgage Borrower Propco 2013 LLC and ART Mortgage Borrower Opco 2013 LLC, each a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Americold Realty Operating Partnership, L.P. The sponsor is controlled by Americold Realty Trust (“Americold”), the leader in the temperature-controlled warehouse business with a leading market position in the United States based on the size of its operations.  As of year-end 2012, Americold operated 169 warehouses with a total capacity in excess of 1.0 billion cubic feet with properties located in the United States, Canada, Australia, New Zealand, Argentina and China. Within North America, Americold owns and/or operates 151 warehouses totaling approximately 874.0 million cubic feet and is larger than its next three largest competitors combined. Americold is owned by The Yucaipa Companies, a private equity firm founded by Ron Burkle specializing in retail, manufacturing, distribution and hospitality industries.

The Properties. The portfolio is comprised of 15 temperature-controlled warehouse facilities that are located in nine states, totaling approximately 3.6 million square feet. With total storage capacity of approximately 77.5 million cubic feet, the portfolio, if owned independently, would represent the eighth largest temperature-controlled warehouse company in North America based on capacity. The properties are located in Oregon, Wisconsin, Washington, Alabama, Nebraska, North Carolina, Louisiana, Missouri and Arkansas and are generally located within close proximity to customers’ operations, allowing them to optimize their distribution strategies. Temperature-controlled warehouse facilities provide an important link in the food supply chain as they serve as a link between food producers and end-users and outlets (restaurants, supermarkets and grocery stores).

The food distribution industry has been historically stable with recession-resistant characteristics that have resulted in relatively consistent demand for the properties and stable operating performance in terms of occupancy and revenues. The portfolio’s performance through the recent recession provides evidence for this as occupancy levels and revenue remained stable (73.4% average occupancy since 2008 with a low and high occupancy during the period of 72.0% and 74.5%, respectively) and revenues for 2007 through 2012 of $72.8, $74.8, $71.2, $72.0, $74.2 and $76.2 million, respectively. The portfolio’s historical stability is enhanced by Americold’s size, number of locations and density of network which allows the company to maintain relationships with regional, national and multi-national food producers and distributors with temperature-controlled storage needs.

The portfolio was 74.5% physically occupied by over 200 unique customers in 2012. Of the total revenue in 2012, approximately 40% came from investment grade companies including Lamb Weston (a wholly-owned subsidiary of ConAgra), Tyson Foods, Ocean Spray Cranberries, Sara Lee, Hormel Foods and ConAgra Foods. Unlike other real estate asset classes, the temperature-controlled warehouse industry operates on contracts that typically range from two to five years instead of long-term leases. The contracts address both the storage and handling charge rates, which accounted for 50.6% and 49.4% of 2012 total revenue, respectively. The handling component is based upon throughput, meaning the volume of goods moving into and out of the warehouses for each customer. The handling component also includes other charges for processing, freezing and packaging of goods. The storage component addresses the charge to keep a certain volume of products within a warehouse for a specific period of time. Despite the short term nature of the contracts, a large portion of customers continue to renew contracts and use a property for an extended period of time. Of the approximately $76.2 million of revenue in 2012, approximately 49.7% was from customers with a relationship of at least 20 years and 26.1% was from customers with a relationship in excess of 35 years.

The properties were constructed between 1963 and 2010 and range in size from 116,401 to 669,650 square feet. The portfolio consists of six production attached warehouses, five production advantaged warehouses and four public warehouses. Production attached warehouses are attached to a processing or production plant and generally serve a single customer. Production advantaged warehouses are generally located near a customer’s processing facilities and generally have a single customer contributing over 50% of the warehouse revenues. Public warehouses generally service multiple customers where no single customer accounts for over 50% of the revenue. The portfolio has a diverse exposure to various food categories being stored within the portfolio. Of the total revenue in 2012, approximately 32% was from potatoes, 24% from fruits and vegetables, 13% from poultry, 13% from meat, 6% from bakery and the remaining came from seafood, ice cream, consumer packaged goods and other miscellaneous goods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

Portfolio Summary
Property	State	Warehouse Type	Warehouse Square Feet	Warehouse Cubic Feet	Allocated Loan Amount(1)	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Salem	OR	Production Advantaged	669,650	11,956,332	$30,550,000	13.9%	$56,200,000	$4,702,729
Plover	WI	Production Attached	478,467	9,114,426	26,610,000	12.1	49,000,000	3,996,286
Hermiston	OR	Production Attached	221,330	3,992,670	25,490,000	11.6	46,800,000	3,696,501
Moses Lake	WA	Production Attached	370,783	7,084,258	23,560,000	10.7	43,300,000	3,506,614
Fremont	NE	Production Advantaged	144,035	3,171,931	20,950,000	9.5	38,400,000	3,120,006
Gadsden	AL	Public Warehouse	153,809	3,857,019	18,160,000	8.3	36,100,000	2,759,011
Tomah	WI	Production Attached	188,417	4,748,455	14,790,000	6.7	27,300,000	2,135,952
Tarboro	NC	Production Attached	181,106	4,934,300	13,610,000	6.2	25,100,000	2,125,770
Delhi	LA	Production Attached	136,445	4,574,332	12,320,000	5.6	29,300,000	1,418,633
Burlington	WA	Public Warehouse	225,843	4,488,480	10,910,000	5.0	20,000,000	1,327,441
Marshall	MO	Production Advantaged	191,220	4,757,406	8,190,000	3.7	17,600,000	1,306,433
Springdale	AR	Production Advantaged	232,956	5,466,381	6,100,000	2.8	12,300,000	821,753
Montgomery	AL	Production Advantaged	127,461	2,581,536	5,200,000	2.4	11,700,000	854,627
Texarkana	AR	Public Warehouse	177,622	4,706,114	2,810,000	1.3	10,740,000	471,724
Birmingham(2)	AL	Public Warehouse	116,401	2,030,776	750,000	0.3	6,300,000	(35,187)
Total			3,615,545	77,464,416	$220,000,000	100.0%	$430,140,000	$32,208,294
(1)	Allocated Loan Amount based on the Whole Loan.
(2)	The Underwritten Net Cash Flow at the Birmingham facility is negative due to the underwritten management fee and capex reserves. The 2012 year-end NOI was $40,435.

Occupancy for the portfolio, as set forth below, is based on an end of month summary of pallets in use divided by the total pallet capacity. Effective occupancy is an occupancy metric used in the temperature-controlled warehouse sector and is an important measure of the portfolio’s performance since optimal efficiency is generally achieved at approximately 90.0% in-place occupancy, which allows for the efficient movement of goods within the facilities.

Historical Occupancy(1)
Property	2012 Pallet Capacity	2008	2009	2010	2011	2012
Salem	86,000	67.6%	77.9%	78.8%	74.5%	75.1%
Plover	34,144	92.8%	97.9%	94.8%	94.2%	91.7%
Hermiston	36,500	80.2%	82.8%	74.2%	69.3%	75.8%
Moses Lake	60,000	79.3%	72.9%	87.1%	86.2%	83.0%
Fremont	17,413	84.2%	88.2%	73.3%	86.1%	88.0%
Gadsden	15,731	84.2%	70.0%	82.7%	86.2%	78.8%
Tomah	64,000	66.3%	55.2%	58.8%	49.1%	60.5%
Tarboro	17,480	100.0%	79.3%	94.8%	83.6%	72.2%
Delhi(2)	13,500	N/A	N/A	33.6%	73.0%	83.2%
Burlington	43,000	46.2%	57.3%	65.1%	64.6%	74.1%
Marshall	17,761	46.0%	48.0%	39.2%	43.4%	50.0%
Springdale	21,510	96.4%	80.1%	78.3%	82.8%	88.3%
Montgomery	10,355	80.0%	80.3%	89.9%	84.4%	83.2%
Texarkana	17,100	86.1%	65.3%	47.1%	36.1%	53.6%
Birmingham	8,075	68.9%	29.6%	41.1%	48.6%	44.1%
Total / Actual Occupancy	462,569	74.0%	72.0%	74.4%	72.1%	74.5%
Effective Occupancy(3)		82.2%	80.0%	82.7%	80.1%	82.8%
(1)	Historical Occupancies are the average of each respective year.
(2)	The Delhi warehouse was constructed in 2010.
(3)	Effective Occupancy is actual occupancy divided by 90.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

Property Summary
Property	Year Built / Renovated	Clear Heights	Rail Service	Number of Customers(1)	Largest Customer	% of 2012 Revenue	Customer Tenure	Lease Expiration(2)
Salem	1963 / 1981	22’	Yes	43	Norpac Foods	60.0%	50 years	N/A
Plover	1978 / 1981	34’	Yes	4	McCain Foods	97.3%	14 years	N/A
Hermiston	1975 / 1996	28’	Yes	7	Lamb Weston	95.1%	42 years	N/A
Moses Lake	1967 / N/A	19’ - 28’	Yes	12	JR Simplot Company	53.0%	40 years	N/A
Fremont	1968 / 2010	28’ - 40’	Yes	22	Hormel Foods	48.9%	40 years	N/A
Gadsden	1991 / 1994	32’	Yes	49	Sunrise Foods	16.1%	11 years	N/A
Tomah	1989 / 1994	49’	No	3	Ocean Spray Cranberries	96.1%	24 years	N/A
Tarboro	1988 / 2000	34’	Yes	7	Sara Lee Corporation	92.0%	25 years	N/A
Delhi	2010 / N/A	34’	Yes	3	Lamb Weston	98.0%	3 years	N/A
Burlington	1965 / 1968	20’ - 28’	Yes	42	Icicle Seafoods	36.2%	12 years	N/A
Marshall	1985 / 1992	28’ - 38’	Yes	9	ConAgra Foods	84.9%	32 years	N/A
Springdale	1982 / 1993	32’	Yes	10	Tyson Foods	97.7%	25 years	N/A
Montgomery	1989 / N/A	34’	Yes	14	Foster Poultry Farms	16.1%	14 years	N/A
Texarkana	1992 / 1996	24’ - 34’	Yes	30	JBS	43.3%	20 years	N/A
Birmingham	1963 / 1986	23’ - 32’	Yes	49	SRA Foods	18.0%	5 years	N/A
Total				304
(1)	As of December 31, 2012. The portfolio has a total of approximately 236 unique customers, some of which are present at multiple properties.
(2)
The borrower does not typically enter into leases or other occupancy agreements for the properties.  Instead, the borrower typically contracts with its customers for storage, warehousing and handling services.  These contracts generally require payment only for goods actually stored and for services actually rendered.

Top Fifteen Customer Summary
Customer	Properties(1)	Ratings(2) Moody’s/S&P/Fitch	Tenure(3)	2010 Revenue	2011 Revenue	2012 Revenue	% of 2012 Total Revenue
Lamb Weston	Hermiston, Delhi, Moses Lake	Baa2 / BBB- / BBB-	27 years	$6,705,032	$9,056,223	$10,225,710	13.4%
McCain Foods	Plover, Tomah	NA / NA / NA	14 years	10,823,194	10,495,458	10,021,346	13.2%
Norpac Foods	Salem, Hermiston	NA / NA / NA	49 years	5,743,599	6,344,619	6,690,872	8.8%
Tyson Foods	Springdale, Gadsden, Texarkana	Baa3 /BBB / BBB	24 years	6,064,757	4,661,926	4,561,024	6.0%
Ocean Spray Cranberries	Tomah, Burlington	NA / A- / NA	21 years	4,783,423	4,507,805	4,481,342	5.9%
Sara Lee Corporation	Tarboro	Baa2 / BBB / BBB	25 years	5,482,617	4,782,119	4,133,530	5.4%
JR Simplot Company	Moses Lake	NA / NA / NA	40 years	3,623,947	3,560,996	3,772,049	5.0%
National Frozen Foods	Moses Lake	NA / NA / NA	15 years	3,108,842	3,211,159	3,274,659	4.3%
Smithfield Companies	Fremont, Marshall, Burlington	B1 / BB / NA	8 years	2,227,096	3,319,309	3,251,801	4.3%
Hormel Foods Corp	Fremont	A2 / A / NA	40 years	2,678,561	3,079,821	3,216,597	4.2%
ConAgra Foods	Mashall	Baa2 / BBB- / BBB-	31 years	2,707,601	2,879,462	2,647,055	3.5%
Foster Poultry Farms	Montgomery, Salem	NA / NA / NA	14 years	2,787,137	2,855,126	2,351,509	3.1%
JBS	Texarkana, Gadsden	Ba3 / BB / NA	12 years	1,401,039	1,023,724	1,750,033	2.3%
Meduri Farms	Salem	NA / NA / NA	10 years	600,843	572,964	1,587,573	2.1%
Kerr Concentrate	Salem, Burlington	NA / NA / NA	30 years	1,767,395	1,455,751	1,457,943	1.9%
(1)	Reflects properties where the customer is currently doing business as of year-end 2012.
(2)	Ratings provided are for the parent company of the entity listed in the “Customer” field.
(3)	For customers that are located at multiple properties the Tenure is weighted based on 2012 revenue from each respective property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Occupied Pallet	%(2)
Pallet Capacity(3)	463,279	478,711	462,569	462,569	462,569
Occupied Pallets(3)	344,821	345,035	344,778	344,778	344,778
Actual Occupancy	74.4%	72.1%	74.5%	74.5%	74.5%
Effective Occupancy(4)	82.7%	80.1%	82.8%	82.8%	82.8%

Rent & Storage(5)	$37,406,989	$37,117,130	$38,537,617	$38,842,054	$38,842,054	$112.66	50.7%
Handling & Other(6)	34,636,593	37,046,207	37,664,127	36,903,617	37,715,704	109.39	49.3
Total Revenue	$72,043,582	$74,163,338	$76,201,744	$75,745,671	$76,557,758	$222.05	100.0%

Labor Costs	$23,134,080	$25,056,900	$24,820,368	$24,880,741	$25,083,610	$72.75	32.8%
Total Facility Costs(7)	10,262,131	10,522,294	10,539,756	10,564,870	10,787,316	31.29	14.1
Total Equipment & Warehouse Costs(8)	3,144,271	3,678,362	3,670,005	3,673,406	3,576,875	10.37	4.7
General & Administrative	1,259,645	1,591,081	1,426,514	1,412,468	1,412,468	4.10	1.8
Management Fee(9)	1,122,210	1,113,514	1,156,128	1,165,262	1,165,262	3.38	1.5
Total Expenses	$38,922,336	$41,962,151	$41,612,771	$41,696,747	$42,025,531	$121.89	54.9%

Net Operating Income	$33,121,246	$32,201,187	$34,588,973	$34,048,923	$34,532,227	$100.16	45.1%

Total Capex(10)	2,323,932	2,323,932	2,323,932	2,323,932	2,323,932	6.74	3.0

Net Cash Flow	$30,797,314	$29,877,254	$32,265,040	$31,724,991	$32,208,294	$93.42	42.1%
(1)	TTM column represents the trailing twelve-month period ending January 31, 2013.
(2)	Percent column represents percent of Total Revenue.
(3)	TTM Pallet Capacity and TTM Occupied Pallets are based on 2012 total.
(4)	Effective Occupancy is actual occupancy divided by 90.0%.
(5)	Rent & Storage revenue reflects the per pallet charge a customer pays to store goods within a facility for a period of time.
(6)	Handling & Other revenue reflects the fee charged to customers to move a pallet into and out of the facility as well as other charges for processing, freezing and packaging of goods.
(7)	Total Facility Costs include power, real estate taxes, insurance and facility maintenance expenses.
(8)	Total Equipment & Warehouse Costs include items such as racking equipment, pallets, warehouse supplies, protective clothing and office equipment.
(9)	Management Fee calculated as 3.0% of storage revenue and included for illustrative purposes for all years. The properties do not have a contractual management fee.
(10)	Total Capex calculated as $0.03 per warehouse cubic foot.

Property Management. The portfolio is managed by ART Manager L.L.C. and AmeriCold Logistics LLC, which are affiliates of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $989,339 for required repairs that are required to be completed within 12 months of the loan closing.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $124,596.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket or umbrella policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $193,661 (approximately $0.03 per warehouse cubic foot annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the receivables account controlled by the property manager, which account also receives rents and payments from other properties that are not collateral for the loan. The receivables account is subject to a negative pledge. All funds in the receivables account are swept within three business days to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent (i) an event of default exists under the mortgage loan or either of the related mezzanine loans, (ii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action or (iii) the DSCR (including the mezzanine loans) falls below 1.10x, all excess cash flow will be deposited into an excess cash flow reserve account controlled by the lender and held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Americold Cold Storage Portfolio

Release of Properties. The borrower may release one or more individual properties from the collateral for the loan provided that, among other things, (i) no event of default exists; (ii) the borrower pays a release price of 115% of the applicable allocated loan amount and the applicable yield maintenance premium; (iii) the DSCR (including the mezzanine loans) for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.38x and (b) the DSCR of the properties immediately preceding the release of the individual property; and (iv) the mezzanine borrowers pay a release price of 115% of the applicable allocated mezzanine loan amounts and otherwise comply with the mezzanine loan documents.

The borrower is also permitted to make transfers of certain non-income producing portions of the properties to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents without a prepayment premium.

Additional Debt. A senior mezzanine loan of $70.0 million secured by the equity interest in the borrower was provided by and is currently held by JPMCB. A junior mezzanine loan of $32.0 million secured by the equity interest in the senior mezzanine borrower was provided by JPMCB and was sold to a third-party investor. Each mezzanine loan is interest-only and has a coterminous maturity with the mortgage loan. The senior mezzanine loan has a 7.37500% coupon and the junior mezzanine loan has a 11.50000% coupon. Including both mezzanine loans, the Cut-off Date LTV is 74.7%, the UW NCF DSCR is 1.42x and the UW NOI Debt Yield is 10.8%. JPMCB may securitize the senior mezzanine loan in the future. See “Risk factors – Potential Risks to Certificateholders as a Result of a Securitization of the Americold Mezzanine Loan” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

IDS Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

IDS Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

IDS Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

IDS Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

IDS Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$92,510,258	Title:	Fee
Cut-off Date Principal Balance(1):	$92,510,258	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	9.6%	Net Rentable Area (SF):	1,410,415
Loan Purpose:	Acquisition	Location:	Minneapolis, MN
Borrower:	BRI 1855 IDS Center, LLC	Year Built / Renovated:	1972 / 1992-2012
Sponsors(2):	Various	Occupancy:	89.0%
Interest Rate:	4.00000%	Occupancy Date:	3/31/2013
Note Date:	4/25/2013	Number of Tenants:	130
Maturity Date:	5/1/2023	2010 NOI:	$18,901,931
Interest-only Period:	24 months	2011 NOI:	$19,951,491
Original Term:	120 months	2012 NOI:	$20,258,314
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$43,841,362
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$23,774,838
Lockbox:	Hard	UW NOI:	$20,066,524
Additional Debt:	Yes	UW NCF:	$17,559,402
Additional Debt Balance:	$90,000,000	Appraised Value / Per SF:	$256,000,000 / $182
Additional Debt Type:	Pari Passu	Appraisal Date:	3/5/2013

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$129
Taxes:	$890,411	$671,885	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.3%
Replacement Reserves:	$38,403	$38,403	N/A	Maturity Date LTV:	60.1%
TI/LC:	$183,333	$183,333	N/A	UW NCF DSCR:	1.68x
Other:	$14,657,832	$0	N/A	UW NOI Debt Yield:	11.0%

(1)
IDS Center is part of a loan evidenced by two pari passu notes with an aggregate principal balance of approximately $182.5 million. The Financial Information presented in the chart above reflects the entire $182.5 million whole loan.

(2)	For a full description of the Sponsors, please refer to “The Sponsors” section below.
(3)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The IDS Center loan is secured by a first mortgage lien on a 1,410,415 square foot Class A multi-tenant office building and retail complex located in Minneapolis, Minnesota. The loan has an outstanding principal balance of approximately $182.5 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $92.5 million and is being contributed to the JPMCC 2013-C13 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $90.0 million, was securitized in the JPMBB 2013-C12 securitization. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMCC 2013-C13 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan along with sponsor equity of approximately $82.2 million were used to acquire the property for $245.3 million, fund upfront reserves of $15.8 million and pay closing costs of $3.6 million.

The Borrower. The borrowing entity for the loan is BRI 1855 IDS Center, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and non-recourse guarantors are Dalet Properties Management, LLC, Dalet Investment Properties, LLLP and Dalet Investment Properties (US), LLLP. The sponsors are affiliates of Beacon Partners IDS, LLC, Menora Mivtachim and Harel Insurance. The sponsors’ general partners are principals of Beacon Investment Properties, LLC (“Beacon”).  Beacon is a full-service commercial real estate operator and fund manager with approximately five million square feet of commercial real assets under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

IDS Center

The Property. IDS Center is a centrally located mixed use complex located on an entire city block within the central business district of Minneapolis, Minnesota. IDS Center is comprised of multiple components connected by a centralized glass enclosed plaza called the Crystal Court. The components of the center include a 1,238,101 square foot, 57-story office tower with an eight-story annex, a 100,810 square foot enclosed two-story retail center, a 71,504 square foot concourse level, the AAA four diamond Marquette Hotel (not included in the collateral) and a three-level below grade parking garage. The property was constructed in 1972 and has been periodically renovated over the years with approximately $41.8 million of capital improvements made since 1992. The borrower acquired the property from Inland American Real Estate Trust for a purchase price net of seller concessions of approximately $245.3 million ($174 per square foot).

As of March 2013, the property was 89.0% leased to 130 tenants. The largest tenant at the property, Briggs and Morgan, leases 9.4% of the net rentable area through May 2015. Briggs and Morgan has been a tenant at the property since 1990 and has expanded its space multiple times from 53,225 square feet to 132,140 square feet currently. Founded in 1882, Briggs and Morgan is a Midwest law firm serving clients across the United States. The second largest tenant, Lindquist & Vennum, leases approximately 8.4% of the net rentable area through December 2016. Lindquist & Vennum has been a tenant at the property since 1972 and has expanded its space multiple times from 31,373 square feet to 118,936 square feet currently. Lindquist & Vennum is a law firm that has approximately 200 attorneys and offices in Minnesota, Colorado and South Dakota. The third largest tenant, Gray Plant Mooty, leases 7.1% of the net rentable area through March 2023 and has been a tenant at the property since 2004. Gray Plant Mooty was founded in 1866 and is the longest-standing law firm in Minneapolis.  In addition to its offices in Minneapolis, Gray Plant Mooty has offices in St. Cloud and Washington, D.C.

The 100,810 square foot retail component of the property consists of two stories of retail, which as of March 2013 was 96.0% leased to 26 tenants. Retail tenants include Gap and Banana Republic, as well as multiple banking branches such as Wells Fargo, U.S. Bank and Charles Schwab. Beneath the retail portion is a 71,504 square foot below-grade concourse. As of March 2013, this section of the property was approximately 36.3% leased to three tenants. The office, retail and concourse sections of the property are connected to the Crystal Court, a 24,000 square foot steel and glass enclosed atrium structure. The Crystal Court hosts a myriad of non-profit and civic-minded events every year.

IDS Center is located within the heart of the central business district of Minneapolis and is often considered the crossroads of downtown Minneapolis. The property is connected to an enclosed pedestrian skyway system which links the property to adjacent properties in all four directions. The Marquette Hotel has reciprocal easement agreements with the IDS Center whereby the two properties share parking, concourse, ground and skyway levels. The hotel pays the borrower a portion of expenses related to the maintenance of the space. Regional access to the area is provided by Interstates 94 and 35. There are also several state highways and main roadways offering direct access to the area including Highways 55, 47 and 65.  Public transportation is provided by Metro Transit which serves the entire “Twin Cities” area including downtown Minneapolis, St. Paul and the nearby campuses of the University of Minnesota.  In addition, a new light rail transit system connects various stops in the central business district to the Minneapolis-St. Paul International Airport and the Mall of America.

According to the appraisal, the Minneapolis central business district contained approximately 23.3 million square feet of office space as of the fourth quarter of 2012. Class A vacancy in the submarket was estimated at 11.7% with an average asking rent of $13.70 per square foot on a triple-net basis, as of the fourth quarter of 2012. The appraisal identified eight competitive properties built between 1983 and 2001 and ranging in size from approximately 588,908 to 1.4 million square feet. The competitive set reported an average occupancy of approximately 92.8%.  According to the appraisal, leases in the previous six months at the competitive properties have ranged from $17.00 to $20.00 per square foot on a triple-net basis.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)
94.6%	93.5%	90.8%	89.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of March 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

IDS Center

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Briggs and Morgan	Office	NA / NA / NA	132,140	9.4%	$17.07	5/31/2015
Lindquist & Vennum	Office	NA / NA / NA	118,936	8.4%	$18.00	12/31/2016
Gray Plant Mooty(2)	Office	NA / NA / NA	100,000	7.1%	$13.50	3/31/2023
Merchant & Gould(3)(4)	Office	NA / NA / NA	77,403	5.5%	$17.07	8/31/2019
Hays Group	Office	NA / NA / NA	53,682	3.8%	$12.00	4/30/2018
Fulbright & Jaworski	Office	NA / NA / NA	33,830	2.4%	$13.93	10/31/2014
Winslow Capital Management	Office	NA / NA / NA	25,240	1.8%	$18.66	8/30/2018
Minneapolis Foundation	Office	NA / NA / NA	24,632	1.7%	$13.00	9/30/2015
Lommen, Abdo, Cole, King	Office	NA / NA / NA	23,365	1.7%	$14.00	12/31/2014
Malt-O-Meal Company	Office	NA / NA / NA	23,304	1.7%	$18.75	8/31/2014
(1)	Based on the underwritten rent roll.
(2)
Gray Plant Mooty has the right to contract its space by 8,897 square feet on the first day of July, August, September or October of 2013 with at least 30 days notice and payment of a contraction fee. The tenant also has the right, effective on March 31 of each year commencing in 2019 and ending in 2022, to contract its space by 2,653 square feet, 3,824 square feet or 8,617 square feet, respectively, with 12-months notice and payment of a contraction fee.

(3)	5,991 square feet of the Merchant & Gould Net Rentable Area is in the concourse.
(4)
Merchant & Gould has the right to terminate its lease on August 31, 2017, with 12 months notice and payment of a termination fee. The tenant also has the right to contract its space by 8,019 square feet any time after March 15, 2015, with 12-months notice and payment of a contraction fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	154,913	11.0%	NAP	NAP	154,913	11.0%	NAP	NAP
2013 & MTM	18	50,490	3.6	$1,128,407	5.2%	205,403	14.6%	$1,128,407	5.2%
2014	39	143,158	10.2	2,419,566	11.2	348,561	24.7%	$3,547,974	16.4%
2015	18	303,924	21.5	5,088,803	23.5	652,485	46.3%	$8,636,777	39.8%
2016	23	253,015	17.9	4,746,085	21.9	905,500	64.2%	$13,382,862	61.7%
2017	6	27,916	2.0	475,392	2.2	933,416	66.2%	$13,858,254	63.9%
2018	10	184,908	13.1	3,133,228	14.5	1,118,324	79.3%	$16,991,481	78.4%
2019	4	115,762	8.2	1,980,591	9.1	1,234,086	87.5%	$18,972,072	87.5%
2020	2	3,668	0.3	132,108	0.6	1,237,754	87.8%	$19,104,179	88.1%
2021	2	14,646	1.0	299,904	1.4	1,252,400	88.8%	$19,404,083	89.5%
2022	2	10,184	0.7	172,712	0.8	1,262,584	89.5%	$19,576,795	90.3%
2023	5	141,417	10.0	2,096,926	9.7	1,404,001	99.5%	$21,673,721	100.0%
2024 & Beyond(2)	1	6,414	0.5	0	0.0	1,410,415	100.0%	$21,673,721	100.0%
Total	130	1,410,415	100.0%	$21,673,721	100.0%
(1)	Based on the underwritten rent roll.
(2)	Represents space occupied by the management offices.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

IDS Center

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$21,085,417	$21,269,271	$21,685,343	$21,673,721	$15.37	47.5%
Vacant Income	0	0	0	2,294,728	1.63	5.0
Gross Potential Rent	$21,085,417	$21,269,271	$21,685,343	$23,968,449	$16.99	52.6%
Total Reimbursements	20,709,404	20,289,399	20,668,908	21,640,141	15.34	47.4
Net Rental Income	$41,794,821	$41,558,670	$42,354,251	$45,608,590	$32.34	100.0%
(Vacancy/Credit Loss)	(201,990)	(13,632)	56,737	(2,294,728)	(1.63)	(5.0)
Other Income	547,212	584,524	507,404	527,500	0.37	1.2
Effective Gross Income	$42,140,043	$42,129,562	$42,918,392	$43,841,362	$31.08	96.1%

Total Expenses	$23,238,112	$22,178,071	$22,660,078	$23,774,838	$16.86	54.2%

Net Operating Income	$18,901,931	$19,951,491	$20,258,314	$20,066,524	$14.23	45.8%

Total TI/LC, Capex/RR	0	0	0	2,507,122	1.78	5.7
Net Cash Flow	$18,901,931	$19,951,491	$20,258,314	$17,559,402	$12.45	40.1%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The Underwritten Rents in Place is composed of approximately 85.3%, 12.8% and 1.9% from office, retail and concourse rents, respectively.

Property Management. The property is managed by Beacon Real Estate Services, LLC, an affiliate of the sponsors.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $7.4 million for outstanding tenant improvement and leasing commission obligations associated with 25 tenants, $5.9 million for required repairs (which includes $3.1 million for facade maintenance, $2.6 million for roof replacement and $0.3 million for elevator repairs), $1.4 million for abated rent associated with six tenants, $890,411 for initial tax reserves, $183,333 for tenant improvements and leasing commissions and $38,403 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $671,885.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $38,403 (approximately $0.33 per square foot annually) into the replacement reserves escrow.  In the event the retail component is released, this amount will be reduced to $33,880.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit approximately $183,333 ($1.56 per square foot annually) into the TI/LC escrow. In the event the retail component is released, this amount will be reduced to $161,742.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR based on the immediately preceding trailing three-month period falls below 1.25x, (ii) there is an event of default under the loan documents, or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of the Retail Component. The borrower may release the retail component and a portion of the concourse from the collateral for the loan after June 1, 2015 subject to satisfaction of the following conditions and other conditions set forth in the loan documents: (i) no event of default exists; (ii) payment of $25,000,000 and any applicable yield maintenance fees; (iii) after giving effect to the release of the retail component, the DSCR for the property is not less than the greater of (x) the DSCR of the property based on the trailing three-month period immediately preceding the release and (y) 1.50x; (iv) after giving effect to the release of the retail component the LTV based on the Whole Loan and any applicable mezzanine loan is not greater than 72.0%; and (v) the borrower shall pay to the lender a non-refundable release fee equal to $100,000.

Future Additional Debt. A mezzanine loan of up to $30.0 million may be obtained by the borrower or its affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 70.0% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) is not less than 1.40x, and (iv) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

589 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

589 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

589 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

589 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$87,500,000	Title(2):	Fee/Leasehold
Cut-off Date Principal Balance(1):	$87,500,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	9.1%	Net Rentable Area (SF):	169,486
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(3):	Various	Year Built / Renovated:	1954 / 2013
Sponsor:	Western Heritable Investment Company (U.S.) Ltd	Occupancy(4):	96.7%
		Occupancy Date:	5/1/2013
Interest Rate:	4.09300%	Number of Tenants:	68
Note Date:	5/31/2013	2010 NOI:	$6,293,313
Maturity Date:	6/1/2023	2011 NOI:	$6,520,702
Interest-only Period:	120 months	2012 NOI:	$6,406,590
Original Term:	120 months	UW Economic Occupancy(4):	96.1%
Original Amortization:	None	UW Revenues(4):	$20,556,725
Amortization Type:	Interest Only	UW Expenses:	$5,431,274
Call Protection:	L(25),Def(91),O(4)	UW NOI(5):	$15,125,452
Lockbox:	Hard	UW NCF:	$14,533,173
Additional Debt:	Yes	Appraised Value / Per SF:	$295,000,000 / $1,741
Additional Debt Balance:	$87,500,000	Appraisal Date:	5/1/2013
Additional Debt Type:	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,033
Taxes:	$954,783	$158,982	N/A	Maturity Date Loan / SF:	$1,033
Insurance:	$156,863	$13,072	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$4,237	$4,237	$152,537	Maturity Date LTV:	59.3%
TI/LC:	$18,748	$18,748	$449,944	UW NCF DSCR:	2.00x
Other:	$12,660,172	$0	N/A	UW NOI Debt Yield:	8.6%

(1)
589 Fifth Avenue is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $175.0 million. The Financial Information presented in the chart above reflects the entire $175.0 million whole loan.

(2)	The loan is secured in part by a leasehold mortgage, but the affiliated fee owner has also mortgaged the fee interest as collateral.
(3)	For a full description of the borrowers, please refer to “The Borrowers” section below.
(4)
Occupancy, UW Economic Occupancy and UW Revenues include a 57,000 square foot lease to H&M and a 3,065 square foot lease to Assael, Inc., which have been executed, but the tenants have not yet taken occupancy. The spaces are currently under construction. The H&M store is expected to open for the 2013 holiday season and Assael, Inc. is expected to take occupancy by September 2013. Both tenants begin paying full contractual rent on July 1, 2013.

(5)	The increase in the UW NOI from the 2012 NOI is primarily due to a new 57,000 square foot lease to H&M with a rent commencement date of July 1, 2013.
(6)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The 589 Fifth Avenue loan is secured by a first mortgage lien on a 169,486 square foot mixed use office and retail building located on Fifth Avenue in New York City. The loan has an outstanding principal balance of $175.0 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2).  Note A-1 has an outstanding principal balance as of the Cut-off Date of $87.5 million and is being contributed to the JPMCC 2013-C13 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $87.5 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMCC 2013-C13 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term and will be interest-only for the entire term of the loan. Proceeds from the Whole Loan were used to repay existing debt of approximately $89.2 million, fund upfront reserves of $13.8 million, pay closing costs of $4.4 million and return $67.6 million of equity to the sponsor. The previously existing mortgage debt was securitized in BACM 2005-2.

The Borrowers. The borrowing entities for the loan are 589 Fifth TIC I LLC, 589 Fifth TIC II LLC, Jewelry Space on Fifth LLC and Fifth Avenue Retail LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Western Heritable Investment Company (U.S.) Ltd. (“Western Heritable”).  Western Heritable is the North American subsidiary of Western Heritable Investment Company, Ltd., based in the United Kingdom.  Western Heritable is a private property investment company controlled by the Mactaggart family since 1893.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

589 Fifth Avenue

The Property. 589 Fifth Avenue is a Class A- mixed use office/retail property located on the southeast corner of Fifth Avenue and East 48th Street in Midtown Manhattan. The 17-story property is comprised of approximately 57,000 square feet of retail space 100% leased to H&M that consists of the basement and first five floors of the building and 112,486 square feet of office space located on floors 6 through 17 of the building. The property was constructed in 1954 and was completely renovated in 1991 as an office and showroom building for diamond dealers. As of May 2013, the property was 96.7% leased by 68 tenants. The property features approximately 70 feet of frontage along Fifth Avenue and 150 feet along East 48th Street.

The largest tenant at the property, H&M, recently executed a 20-year, 57,000 square foot lease (34.0% of the net rentable area) with a rent commencement date of July 1, 2013.  This location will serve as H&M’s new flagship store and will be their first full concept store that will offer all of H&M’s signature apparel collections as well as special departments for cosmetics, home décor, plus sizes, maternity and children’s fashion. The initial contract base rent is $12.7 million ($222.81 per square foot) for all six levels, with 9.0% increases every three years thereafter.  The weighted average rent of $222.81 per square foot is based on rents per square foot of $1,000 for the ground floor space, $200 for the second floor, $70 for floors three through five and $100 for the basement space. The lease is guaranteed by H&M’s parent company, H&M Hennes & Mauritz AB. H&M’s parent company trades on the Stockholm exchange and reported sales of approximately $18.5 billion in 2012 with no long term debt. According to the sponsor, H&M plans to spend approximately $30.0 million on the store build-out in addition to the $4.5 million provided by the sponsor as part of the lease. The H&M space is currently under construction and the store is expected to open for the 2013 holiday shopping season. The appraiser identified seven comparable ground floor leases along Fifth Avenue with rents ranging from approximately $959 to $1,120 per square foot after the appraiser’s adjustments.

As of May 2013, the office portion of the property, which totals approximately 112,486 square feet on floors 6 through 17 of the building, was 95.0% leased by 67 tenants. The property is located within the Jewelry District, which according to the appraisal is informally identified as the area between East 46th and 48th Streets from Fifth Avenue to the Avenue of the Americas. New York City is one of the diamond and jewelry capitals of the world, and according to the appraisal over 90% of all diamonds that enter the United States pass through Manhattan and the Jewelry District. The district contains two of the ten major exchanges in the world, The Diamond Dealers Club and The Diamond Trade Association, where billions of dollars in jewelry are exchanged annually. Due to the property’s location, the office space primarily caters to tenants involved in the diamond and jewelry industry with tenants using their spaces as offices, showrooms, stores and shops concentrated with precious gems, gold and silver to be purchased, cut, set and sold. Overall, the office tenancy of the property is very granular, with the largest office tenant, William Goldberg Diamonds, occupying 5,908 square feet (3.5% of the net rentable area).

According to the appraisal, the property falls within the Madison/Fifth Avenue submarket within the Midtown office market. As of the first quarter of 2013, Class A office space within the submarket totaled approximately 21.6 million square feet with a vacancy rate of 12.2% and asking rents of $103.42 per square foot. The appraiser identified eight competitive properties with office components ranging from approximately 82,000 to 340,000 square feet that reported a weighted average occupancy of 92.5% with asking rents of $55 to $77 per square foot. According to the appraisal, the new 745,000 square foot International Gem Tower, which is located within the Jewelry District, is scheduled to be completed in the second quarter of 2013. Of the total building, 292,500 square feet will be rentable office space and the remaining will be sold as office condominiums.

Historical and Current Occupancy(1)
2010	2011	2012(2)	Current(2)(3)
91.0%	93.0%	95.0%	96.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)
Occupancy includes a 57,000 square foot lease to H&M and a 3,065 square foot lease to Assael, Inc., which have executed leases but have not yet taken occupancy. The spaces are currently under construction. The H&M store is expected to open for the 2013 holiday season and Assael, Inc. is expected to take occupancy by September 2013. Both tenants begin paying full contractual rent on July 1, 2013.

(3)	Current Occupancy is as of May 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

589 Fifth Avenue

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
H&M(2)	NA / NA / NA	57,000	33.6%	$222.81	7/31/2033
William Goldberg Diamonds	NA / NA / NA	5,908	3.5%	$36.40	6/30/2014
Fine Jewelry In Platinum	NA / NA / NA	5,407	3.2%	$70.79	5/31/2015
Windsor Jewelers Inc.	NA / NA / NA	5,272	3.1%	$75.37	5/31/2017
Safdico USA	NA / NA / NA	4,441	2.6%	$70.30	6/30/2016
T. Gluck	NA / NA / NA	3,905	2.3%	$35.10	10/31/2014
Dalumi Diamond Corp.	NA / NA / NA	3,078	1.8%	$35.65	1/31/2015
Rare 1 Corporation	NA / NA / NA	3,075	1.8%	$70.00	1/31/2020
Assael, Inc.(3)	NA / NA / NA	3,065	1.8%	$63.91	3/31/2018
Siegelson’s Diamond	NA / NA / NA	3,013	1.8%	$94.90	1/31/2015
(1)	Based on the underwritten rent roll.
(2)
H&M has an executed lease but has not yet taken occupancy. The H&M space is currently under construction and the store is expected to open for the 2013 holiday shopping season. H&M has a rent commencement date of July 1, 2013.

(3)
Assael, Inc. has an executed lease but has not yet taken occupancy. The Assael, Inc. space is currently under construction and the tenant is expected to take occupancy by September 2013. Assael, Inc. has a rent commencement date of July 1, 2013.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	5,591	3.3%	NAP	NAP	5,591	3.3%	NAP	NAP
2013 & MTM	19	22,308	13.2	$1,694,897	8.4%	27,899	16.5%	$1,694,897	8.4%
2014	14	28,664	16.9	1,720,218	8.6	56,563	33.4%	$3,415,115	17.0%
2015	12	20,886	12.3	1,476,548	7.3	77,449	45.7%	$4,891,662	24.3%
2016	14	17,756	10.5	1,276,954	6.4	95,205	56.2%	$6,168,616	30.7%
2017	2	6,608	3.9	494,590	2.5	101,813	60.1%	$6,663,206	33.2%
2018	5	7,598	4.5	513,180	2.6	109,411	64.6%	$7,176,386	35.7%
2019	0	0	0.0	0	0.0	109,411	64.6%	$7,176,386	35.7%
2020	1	3,075	1.8	215,250	1.1	112,486	66.4%	$7,391,636	36.8%
2021	0	0	0.0	0	0.0	112,486	66.4%	$7,391,636	36.8%
2022	0	0	0.0	0	0.0	112,486	66.4%	$7,391,636	36.8%
2023	0	0	0.0	0	0.0	112,486	66.4%	$7,391,636	36.8%
2024 & Beyond	1	57,000	33.6	12,700,000	63.2	169,486	100.0%	$20,091,636	100.0%
Total	68	169,486	100.0%	$20,091,636	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$9,257,707	$9,550,077	$9,422,749	$20,091,636	$118.54	94.0%
Vacant Income	0	0	0	391,370	2.31	1.8
Gross Potential Rent	$9,257,707	$9,550,077	$9,422,749	$20,483,006	$120.85	95.8%
Total Reimbursements	1,779,971	1,866,561	1,881,399	891,669	5.26	4.2
Net Rental Income	$11,037,678	$11,416,638	$11,304,148	$21,374,674	$126.11	100.0%
(Vacancy/Credit Loss)	0	0	0	(838,504)	(4.95)	(3.9)
Other Income	124,207	104,258	51,845	20,555	0.12	0.1
Effective Gross Income	$11,161,885	$11,520,896	$11,355,993	$20,556,725	$121.29	96.2%

Total Expenses	$4,868,572	$5,000,194	$4,949,403	$5,431,274	$32.05	26.4%

Net Operating Income	$6,293,313	$6,520,702	$6,406,590	$15,125,452	$89.24	73.6%

Total TI/LC, Capex/RR	0	0	0	592,279	3.49	2.9
Net Cash Flow	$6,293,313	$6,520,702	$6,406,590	$14,533,173	$85.75	70.7%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are higher than historical years primarily due to a new 57,000 square foot lease to H&M. The lease has a rent commencement date of July 1, 2013 and H&M is expected to open for business prior to the 2013 holiday shopping season.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

589 Fifth Avenue

Property Management. The property is managed by Western Management Corporation, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $10.5 million for outstanding tenant improvement and leasing commissions primarily associated with the H&M lease, $1.1 million for deferred maintenance, $1.1 million for abated rents associated with H&M and Assael, Inc., $954,783 for real estate taxes, $156,863 for insurance premiums, $18,748 for the initial deposit to the TI/LC reserve and $4,237 for the initial deposit to the replacement reserve.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $158,982.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $13,072.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $4,237 (approximately $0.30 per square foot annually) for replacement reserves. The reserve is subject to a cap of $152,537 ($0.90 per square foot).

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $18,748 (approximately $1.33 per square foot annually) for tenant improvements and leasing commissions. This reserve is subject to a cap of $449,944 ($2.65 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower, its managing member or property manager (unless replaced by a qualified property manager within 60 days) becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Atlantic Times Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Atlantic Times Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Atlantic Times Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$74,000,000	Title:	Fee
Cut-off Date Principal Balance:	$73,813,237	Property Type - Subtype:	Mixed Use - Retail/Multifamily
% of Pool by IPB:	7.7%	Net Rentable Area (SF / Units)(1):	380,372 SF / 100 Units
Loan Purpose:	Refinance	Location:	Monterey Park, CA
Borrower:	Atlantic Times Square X, LLC	Year Built / Renovated:	2010 / N/A
Sponsor:	Ronnie Lam	Occupancy(2):	91.2%
Interest Rate:	4.47900%	Occupancy Date:	3/1/2013
Note Date:	4/16/2013	Number of Tenants(3):	39
Maturity Date:	5/1/2018	2011 NOI:	$2,172,625
Interest-only Period:	None	2012 NOI:	$4,885,858
Original Term:	60 months	TTM NOI(4):	$6,244,671
Original Amortization:	360 months	UW Economic Occupancy:	90.2%
Amortization Type:	Balloon	UW Revenues(5):	$10,867,971
Call Protection:	L(26),Def(33),O(1)	UW Expenses:	$4,020,623
Lock Box:	CMA	UW NOI(5)(6):	$6,847,348
Additional Debt:	N/A	UW NCF:	$6,275,688
Additional Debt Balance:	N/A	Appraised Value / Per SF(7):	$130,900,000 / $344
Additional Debt Type:	N/A	Appraisal Date:	4/3/2013

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(7):	$194
Taxes:	$284,340	$142,170	N/A	Maturity Date Loan / SF(7):	$178
Insurance:	$119,494	$11,950	N/A	Cut-off Date LTV:	56.4%
Replacement Reserves:	$6,064	$6,064	N/A	Maturity Date LTV:	51.7%
TI/LC:	$30,000	$30,000	$1,080,000	UW NCF DSCR:	1.40x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.3%

(1)	Net Rentable Area of 380,372 square feet represents 213,812 square feet of retail space and 166,560 square feet of multifamily space (100 units).
(2)
Occupancy is weighted based on the total occupied square footage of the retail and multifamily components of the property. Individually, the retail and multifamily components are approximately 89.0% and 94.0% occupied, respectively.

(3)	Number of Tenants reflects retail tenants only.
(4)	TTM NOI represents the trailing twelve months ending April 30, 2013.
(5)	Approximately 72.7% and 70.1% of the UW Revenues and UW NOI, respectively, are attributable to the retail component of the property.
(6)	UW NOI is higher than the 2012 NOI primarily due to 11 new retail leases totaling approximately 30,901 square feet, as well as contractual rent increases scheduled through November 1, 2013.
(7)	Appraised Value / Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are based on 380,372 square feet of total retail and multifamily space.
(8)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Atlantic Times Square loan has an outstanding principal balance of approximately $73.8 million and is secured by a first mortgage lien on a recently constructed mixed use retail and multifamily development totaling 380,372 square feet that is located in Monterey Park, California.  The development is comprised of 213,812 square feet of retail space and 100 multifamily units that total 166,560 square feet. The loan has a five-year term and amortizes on a 30-year schedule. The proceeds of the loan, along with approximately $0.7 million of sponsor equity, were used to repay existing construction debt of approximately $73.5 million, pay closing costs of $0.8 million and fund reserves of $0.4 million. The property, along with 110 additional condominium units located in a separate tower that are not included as collateral for the loan, was constructed in 2010 for a total cost of approximately $186.0 million and was financed with a $144.0 million construction loan from East West Bank.

The Borrower. The borrowing entity for the loan is Atlantic Times Square X, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Ronnie Lam. Mr. Lam is the founder and current CEO of Kam Sang Company, Inc. (“Kam Sang”). Kam Sang, established in 1979, is a privately held real estate development and management firm with a portfolio consisting of hospitality, retail, residential, restaurants, and mixed use properties. The company currently owns and manages a portfolio of 15 properties, all of which are located in the greater Los Angeles, California area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Atlantic Times Square

The Property. Atlantic Times Square is a mixed use development that was constructed in 2010 for approximately $186.0 million by Kam Sang. The property was built on a 6.94 acre site and consists of three, six-story, multifamily buildings with a total of 210 units along with 213,812 square feet of ground floor retail and a 1,649 space subterranean parking garage. One of the multifamily buildings, containing 110 units, is not included in the collateral for the loan, as the units are being sold as condominiums. The property is located in the Monterey Park/Alhambra sections of East Los Angeles approximately 7.0 miles east of downtown Los Angeles. The local area around the property consists of a mix of residential and commercial use properties and is in close proximity to attractions such as the Pacific Ocean, Disneyland, Dodger Stadium, Los Angeles Memorial Coliseum, the Rose Bowl, L.A. Live and several universities. The property is located on Atlantic Boulevard less than one mile off of Interstate 10. Interstate 10 connects the property to downtown Los Angeles and Santa Monica to the west and West Covina to the east. Atlantic Boulevard, which runs north/south, connects to Pasadena approximately six miles to the north of the property.

The 213,812 square feet of ground floor retail was 89.0% leased by 39 tenants, as of March 1, 2013. The retail component is anchored by a 14-screen AMC movie theater and 24 Hour Fitness, and has a variety of in-line and restaurant tenants. The AMC theater is leased by an affiliate of the sponsor and managed by AMC. According to the appraisal, the property falls within the San Gabriel Valley-West retail submarket. As of the fourth quarter of 2012, the submarket was comprised of approximately 5.5 million square feet with a vacancy rate of 2.5% and average asking rental rates for retail space of $28.90 per square foot. The appraisal identified seven competitive retail properties ranging from 79,093 square feet to 283,631 square feet that were constructed between 1953 and 1992. The competitive set has a weighted average occupancy rate of 95.5%.

The multifamily portion of the property serving as collateral for the loan consists of 100 units that were 94.0% occupied as of March 1, 2013. The units consist of 40 two bedroom and 60 three bedrooms layouts. Amenities at the property include a full service concierge, 24-hour doorman, outdoor swimming pool and sundeck, health spa, clubhouse lounge and outdoor garden and lounge area. According to the appraisal, the population within a five-mile radius is approximately 751,918, with an average household income of $63,714 as of 2012. According to the appraisal, the property falls within the East LA/Alhambra/Monterey Park/Pico Rivera apartment submarket which reported a total inventory of 24,156 units as of the fourth quarter of 2012. The submarket reported a vacancy rate of 3.7% with asking rents of $1,125 per unit, which is up from $1,093 in 2011. The appraiser identified seven competitive multifamily properties ranging from 20 units to 391 units that were constructed between 1963 and 2010. The competitive set has a weighted average occupancy rate of 95.9%. There are currently 109 apartment units under construction in the submarket per the appraisal.

Historical and Current Occupancy
Property Component	Units/SF	2011(1)	2012(1)	Current(2)
Residential	100	43.2%	76.0%	94.0%
Retail	213,812	74.6%	84.5%	89.0%
Total(3)		60.9%	80.8%	91.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy as of the March 1, 2013 rent roll.
(3)	Based on total square feet. The 100 multifamily units account for 166,560 square feet of the property’s 380,372 square feet of net rentable area.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF	Monthly Market Rent(3)	Monthly Market Rent PSF
2 BR – 2 BA	40	40.0%	40	100.0%	1,437	$2,276	$1.58	$2,300	$1.60
3 BR – 2 BA	60	60.0	54	90.0%	1,818	$2,866	$1.58	$2,900	$1.60
Total/ Wtd. Avg.	100	100.0%	94	94.0%	1,666	$2,630	$1.58	$2,660	$1.60
(1)	Based on the March 1, 2013 rent roll.
(2)	Average Monthly Rental Rates based on occupied units only.
(3)	Monthly Market Rent per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Atlantic Times Square

Retail Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
AMC(3)(4)	NA / NA / NA	75,000	35.1%	$18.00	8/31/2025
24 Hour Fitness	NA / B / NA	30,842	14.4%	$24.00	8/31/2025
Atlantic Sea Food & Dim Sum Restaurant	NA / NA / NA	12,000	5.6%	$27.00	3/20/2022
Tokyo Wako(5)	NA / NA / NA	5,977	2.8%	$24.00	6/30/2015
Diaso California LLC	NA / NA / NA	5,525	2.6%	$16.80	2/28/2018
Tasty Garden Bistro	NA / NA / NA	4,925	2.3%	$43.26	3/28/2018
Green Island	NA / NA / NA	4,504	2.1%	$43.26	3/21/2020
U.S Titan Group Inc	NA / NA / NA	4,135	1.9%	$39.00	6/30/2017
Gatten Sushi	NA / NA / NA	3,157	1.5%	$45.23	10/31/2015
Happy Family Restaurant	NA / NA / NA	3,046	1.4%	$29.46	1/19/2016
(1)	Based on the underwritten retail rent roll only.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The AMC movie theater is leased by an affiliate of the borrower and managed by AMC.
(4)
AMC is the only tenant that is required to report sales. During the trailing twelve month period ending January 31, 2013, AMC reported sales of approximately $5.7 million which equates to $408,357 per screen (14 screens).

(5)	Tokyo Wako is leased by an affiliate of the borrower.

Retail Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,550	11.0%	NAP	NAP	23,550	11.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	23,550	11.0%	$0	0.0%
2014	3	4,554	2.1	410,766	7.6	28,104	13.1%	$410,766	7.6%
2015	8	16,692	7.8	659,706	12.2	44,796	21.0%	$1,070,473	19.8%
2016	7	12,464	5.8	503,457	9.3	57,260	26.8%	$1,573,930	29.1%
2017	8	11,678	5.5	431,553	8.0	68,938	32.2%	$2,005,483	37.0%
2018	4	13,580	6.4	423,072	7.8	82,518	38.6%	$2,428,555	44.8%
2019	0	0	0.0	0	0.0	82,518	38.6%	$2,428,555	44.8%
2020	3	9,388	4.4	403,228	7.4	91,906	43.0%	$2,831,783	52.3%
2021	2	3,784	1.8	169,409	3.1	95,690	44.8%	$3,001,192	55.4%
2022	1	12,000	5.6	324,000	6.0	107,690	50.4%	$3,325,192	61.4%
2023	0	0	0.0	0	0.0	107,690	50.4%	$3,325,192	61.4%
2024 & Beyond	3	106,122	49.6	2,090,208	38.6	213,812	100.0%	$5,415,400	100.0%
Total	39	213,812	100.0%	$5,415,400	100.0%

(1)	Based on the underwritten retail rent roll only.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place(4)(5)(6)	$3,693,371	$6,832,513	$8,040,388	$8,365,048	$21.99	69.6%
Vacant Income	0	0	0	1,057,317	2.78	8.8
Gross Potential Rent	$3,693,371	$6,832,513	$8,040,388	$9,422,365	$24.77	78.4%
Total Reimbursements	1,408,995	1,696,947	1,817,606	2,602,448	6.84	21.6
Net Rental Income	$5,102,366	$8,529,460	$9,857,994	$12,024,813	$31.61	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,181,843)	(3.11)	(9.8)
Other Income	23,972	24,090	61,525	25,000	0.07	0.2
Effective Gross Income	$5,126,338	$8,553,550	$9,919,519	$10,867,971	$28.57	90.4%

Total Expenses	$2,953,713	$3,667,692	$3,674,848	$4,020,623	$10.57	37.0%

Net Operating Income	$2,172,625	$4,885,858	$6,244,671	$6,847,348	$18.00	63.0%

Total TI/LC, Capex/RR	0	0	0	571,660	1.50	5.3
Net Cash Flow	$2,172,625	$4,885,858	$6,244,671	$6,275,688	$16.50	57.7%
(1)	TTM column represents the trailing twelve months ending April 30, 2013.
(2)	Per Square Foot is based on 380,372 square feet which represents 213,812 square feet of retail space and 166,560 square feet of multifamily space.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place for the multifamily component are based on the March 1, 2013 multifamily rent roll annualized and the in-place retail rent roll.
(5)	Underwritten Rents in Place includes $5,415,400 of retail income (64.7%) and $2,949,648 of multifamily income (35.3%).
(6)
Underwritten Rents in Place are higher than 2012 primarily due to 11 new retail leases totaling approximately 30,901 square feet, as well as contractual rent increases scheduled through November 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Atlantic Times Square

Property Management. Both the multifamily and retail portions of the property are managed by affiliates of Kam Sang.

Escrows and Reserves. At closing, the borrower deposited into escrow $284,340 for real estate taxes, $119,494 for insurance premiums, $30,000 for tenant improvements and leasing commissions and $6,064 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the estimated tax payments monthly, which currently equates to $142,170.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $11,950.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,064 (approximately $0.19 per square foot of combined net square footage annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $30,000 (approximately $0.95 per square foot of the combined square footage annually) for tenant improvements and leasing commissions. The reserve is subject to a cap of $1,080,000 (approximately $2.84 per square foot of the combined square footage).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to the retail tenants at the property instructing them to deposit all rents and payments into the lockbox account. Additionally, the borrower and property manager are required to deposit all rents received from residential tenants into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (defined below). After a Cash Sweep Event, all rents will be swept into a segregated cash management account set up at such time and held in trust for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) the DSCR based on the trailing six month period falls below 1.30x, (ii) an event of default or (iii) the borrower or property manager becoming the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

SanTan Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

SanTan Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

SanTan Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

SanTan Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,907,121	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	5.7%	Net Rentable Area (SF):	707,615
Loan Purpose:	Refinance	Location:	Gilbert, AZ
Borrower:	Westcor SanTan Village LLC	Year Built / Renovated:	2007 / N/A
Sponsor:	The Macerich Partnership, L.P.	Occupancy:	89.2%
Interest Rate:	3.09350%	Occupancy Date:	5/1/2013
Note Date:	5/30/2013	Number of Tenants(2):	118
Maturity Date:	6/1/2019	2010 NOI:	$15,935,412
Interest-only Period:	None	2011 NOI:	$16,317,450
Original Term:	72 months	2012 NOI:	$16,250,873
Original Amortization:	360 months	TTM NOI(3):	$16,010,366
Amortization Type:	Balloon	UW Economic Occupancy:	90.1%
Call Protection:	L(25),Def(43),O(4)	UW Revenues:	$24,764,796
Lockbox:	CMA	UW Expenses:	$8,828,998
Additional Debt:	Yes	UW NOI:	$15,935,798
Additional Debt Balance:	$83,000,000	UW NCF:	$14,969,660
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$247,500,000 / $350
		Appraisal Date:	5/17/2013

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$195
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$170
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	48.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.12x
Other:	$383,880	$0	N/A	UW NOI Debt Yield:	11.6%

(1)
SanTan Village is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $138.0 million. The Financial Information presented in the chart above reflects the entire $138.0 million whole loan.

(2)	Includes temporary tenants. Thirteen tenants accounting for 30,279 square feet are considered temporary tenants by the sponsor.
(3)	TTM NOI represents the trailing twelve month period ending March 31, 2013.
(4)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The SanTan Village loan is secured by a first mortgage lien on 707,615 square feet of an outdoor regional mall totaling 1,044,866 square feet located in Gilbert, Arizona. The loan has an outstanding principal balance of approximately $137.8 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $54.9 million and is being contributed to the JPMCC 2013-C13 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $82.9 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to securitization of Note A-1, the trustee of the JPMCC 2013-C13 Trust, as holder of Note A-2, will be the controlling holder of the Whole Loan and the trustee of the JPMCC 2013-C13 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan. Following the securitization of Note A-1, the trustee with respect to such other securitization, as  holder of Note A-1, will be the controlling holder of the Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event thereunder, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consultation rights with respect to certain major decisions. The Whole Loan has a six-year term and amortizes on a 30-year schedule. Proceeds from the Whole Loan along with approximately $1.1 million of sponsor’s equity were used to refinance previously existing debt of $138.3 million, fund upfront reserves of $0.4 million and pay closing costs of $0.4 million. The previously existing debt was provided by a syndicate of balance sheet lenders.

The Borrower. The borrowing entity for the loan is Westcor SanTan Village LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

SanTan Village

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is The Macerich Partnership, L.P. (“Macerich”). Macerich (NYSE: MAC) is a publicly traded real estate investment trust and member of the S&P 500. Macerich engages in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States.  As of December 31, 2012, Macerich’s portfolio consisted of 61 regional shopping centers and nine community/power shopping centers totaling approximately 63 million square feet.

The Property.  SanTan Village is an approximately 1.0 million square foot anchored regional mall, of which 707,615 square feet serves as collateral for the loan. Located in Gilbert, Arizona, the property was constructed by Macerich in 2007 and is situated on approximately 97.9 acres.  The property is anchored by Dillard’s (215,510 square feet), Macy’s (121,741 square feet), Harkins Theatres (71,791 square feet), Dick’s Sporting Goods (70,000 square feet), Best Buy (45,092 square feet) and Barnes & Noble (31,368 square feet). Macy’s and Dillard’s each own their own land and improvements and are excluded from the collateral for the loan. Of the 707,615 square feet of space that serves as collateral for the loan, approximately 42,000 square feet is office space that is located on the second floor and is 89.0% occupied by seven tenants. Additionally, there are approximately 5,682 surface parking spaces at the property, resulting in a parking ratio of 5.4 spaces per 1,000 square feet of net rentable area.

As of May 1, 2013, the property was approximately 89.2% occupied by 118 tenants. The property’s tenancy caters to a mid to upscale customer, with tenants that include Apple, Banana Republic, Bath & Body Works, Chico’s, Coach, Forever 21, Lane Bryant, LOFT and  Victoria’s Secret. The property also contains several restaurant tenants such as The Keg Steak House & Bar, Gordon Biersch Brewery, Red Robin Gourmet Burgers and Kona Grill. Gross sales for all tenants that reported as of the twelve month period ending March 31, 2013 were approximately $208.5 million. Sales per square foot and occupancy costs for tenants occupying less than 10,000 feet were $486 and 10.6%, respectively, for the same period.

SanTan Village is located at the intersection of Williams Field Road and the SanTan Freeway approximately 22 miles southeast of downtown Phoenix. The property is located at the intersection of the SanTan Freeway, a heavily trafficked six-lane highway, and East Williams Field road which have a combined average traffic count of approximately 35,000 cars per day. The SanTan Freeway provides access to the local area and intersects with Interstate 10 approximately 14.0 miles south of the property. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 235,557 people, with an average household income of $90,600 as of 2012. The secondary trade area, defined as being within a seven-mile radius of the property, contains approximately 433,290 people with an average household income of $82,755 as of 2012. The appraisal concluded that rents in the market average approximately $30.38 per square foot and range from $22.00 to $68.00 per square foot. The appraisal concluded per square foot market rents of $44.00 for spaces less than 1,000 square feet, $38.00 for spaces between 1,000 and 2,000 square feet, $28.00 for spaces between 5,000 and 10,000 square feet and $22.00 for spaces greater than 10,000 square feet. According to the appraisal, the property’s primary competition consists of three properties that are all controlled by affiliates of the sponsor and are detailed in the table below.

Competitive Set Summary(1)
Property(2)	Year Built	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Superstition Springs	1990	1,207,000	$275-$325	87.7%	9 Miles	Dillard’s, Macy’s, Sears, JCPenney, Burlington Coat Factory, Best Buy
Chandler Fashion Center	2001	1,323,000	$525-$570	97.0%	10 Miles	Dillard’s, Macy’s, Nordstrom, Sears

Fiesta Mall	1979	933,000	$220-$240	83.6%	11 Miles	Dillard’s Clearance, Macy’s, Sears, Dick’s, Best Buy

Total / Weighted Average		3,463,000	$356-$396	90.1%
(1)	Per the appraisal.
(2)	Superstition Springs, Chandler Fashion Center and Fiesta Mall are Macerich controlled properties.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)
Occupancy(2)	95.2%	93.3%	92.0%	92.2%
In-line Sales PSF(3)(4)	$368	$427	$491	$486
Occupancy Costs(3)(5)	13.4%	12.0%	10.4%	10.6%
(1) TTM represents the trailing twelve months ending March 31, 2013.
(2) Historical occupancies are as of December 31 of each respective year.
(3) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(4) In-line Sales PSF excluding Apple were $306, $349, $394 and $392 for 2010, 2011, 2012 and TTM, respectively.
(5) Occupancy Costs excluding Apple were 16.1%, 14.6%, 13.0% and 13.1% for 2010, 2011, 2012 and TTM, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

SanTan Village

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Harkins Theatres(4)	NA / NA / NA	71,791	10.1%	$14.00	$712,102	11.8%	3/31/2022
Dick’s Sporting Goods	NA / NA / NA	70,000	9.9%	$19.00	$196	12.6%	1/31/2024
Best Buy	Baa2 / BB / BB-	45,092	6.4%	$18.45	N/A	N/A	1/31/2019
Barnes & Noble	NA / NA / NA	31,368	4.4%	$18.42	$151	14.5%	1/31/2019
Box Office(5)	NA / NA / NA	25,229	3.6%	$10.00	N/A	N/A	11/30/2017
Total Wine & More	NA / NA / NA	20,555	2.9%	$22.66	N/A	N/A	1/31/2025
Forever 21	NA / NA / NA	13,675	1.9%	$25.47	$278	15.8%	1/31/2018
Today’s Patio	NA / NA / NA	11,944	1.7%	$25.11	$307	10.8%	12/31/2017
Charming Charlie	NA / NA / NA	10,435	1.5%	$30.23	$301	11.2%	3/31/2022
The Keg Steakhouse & Bar	NA / NA / NA	10,000	1.4%	$19.57	$397	7.6%	12/31/2022
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represents sales for the twelve month period ending March 31, 2013 for all tenants.
(4)	Sales PSF reflects sales per screen for Harkins Theaters. Sales per screen is based on a total of 16 screens.
(5)	Box Office occupies space within the office portion of the property.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	76,557	10.8%	NAP	NAP	76,557	10.8%	NAP	NAP
2013 & MTM	15	35,200	5.0	$204,914	1.3%	111,757	15.8%	$204,914	1.3%
2014	7	19,507	2.8	283,858	1.8	131,264	18.6%	$488,772	3.1%
2015	4	15,010	2.1	344,631	2.2	146,274	20.7%	$833,403	5.2%
2016	3	4,941	0.7	110,268	0.7	151,215	21.4%	$943,671	5.9%
2017	32	114,746	16.2	3,865,451	24.3	265,961	37.6%	$4,809,122	30.3%
2018	31	126,681	17.9	4,393,567	27.7	392,642	55.5%	$9,202,689	58.0%
2019	7	92,214	13.0	2,024,992	12.8	484,856	68.5%	$11,227,681	70.7%
2020	1	2,373	0.3	71,750	0.5	487,229	68.9%	$11,299,431	71.2%
2021	4	7,189	1.0	236,152	1.5	494,418	69.9%	$11,535,582	72.6%
2022	9	112,412	15.9	2,260,150	14.2	606,830	85.8%	$13,795,733	86.9%
2023	1	1,487	0.2	49,071	0.3	608,317	86.0%	$13,844,804	87.2%
2024 & Beyond	4	99,298	14.0	2,033,723	12.8	707,615	100.0%	$15,878,526	100.0%
Total	118	707,615	100.0%	$15,878,526	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$15,623,697	$15,832,727	$15,901,138	$15,638,331	$15,878,526	$22.44	57.8%
Vacant Income	0	0	0	0	2,721,031	3.85	9.9
Gross Potential Rent	$15,623,697	$15,832,727	$15,901,138	$15,638,331	$18,599,557	$26.28	67.8%
Total Reimbursements	8,882,432	8,874,874	9,060,348	9,126,241	8,849,716	12.51	32.2
Net Rental Income	$24,506,129	$24,707,601	$24,961,486	$24,764,572	$27,449,273	$38.79	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,721,031)	(3.85)	(9.9)
Other Income	17,913	60,646	38,429	36,554	36,554	0.05	0.1
Effective Gross Income	$24,524,041	$24,768,248	$24,999,915	$24,801,126	$24,764,796	$35.00	90.2%

Total Expenses	$8,588,630	$8,450,798	$8,749,042	$8,790,760	$8,828,998	$12.48	35.7%

Net Operating Income	$15,935,412	$16,317,450	$16,250,873	$16,010,366	$15,935,798	$22.52	64.3%

Total TI/LC, Capex/RR	0	0	0	0	966,138	1.37	3.9
Net Cash Flow	$15,935,412	$16,317,450	$16,250,873	$16,010,366	$14,969,660	$21.16	60.4%
(1)	TTM column represents the trailing twelve-month period ending March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

SanTan Village

Property Management. The property is managed by Macerich Arizona Partners, LLC, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $383,880 for outstanding tenant improvements and leasing commissions.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Trap Period (defined below) exists and the borrower provides satisfactory evidence that the taxes are paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Trap Period exists or the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Trap Period exists. During a Cash Trap Period, the borrower is required to deposit $14,725 per month ($0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $176,700 ($0.25 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the tenant improvement and leasing commission reserve is waived so long as no Cash Trap Period exists. During a Cash Trap Period, the borrower is required to escrow $44,172 per month (approximately $0.75 per square foot annually) for tenant improvements and leasing commissions. The TI/LC reserve is subject to a cap of $795,096.

“Cash Trap Period” means the occurrence of: (i) the DSCR based on the most recent calendar quarter falling below 1.10x or (ii) an event of default.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At closing, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Trap Period. During a Cash Trap Period, all rents will be swept into a segregated cash management account set up at such time and held in trust and for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account.

Release of Property. The borrower is permitted to release non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

Future Additional Debt. A mezzanine loan as a part of a corporate financing may be obtained by the sponsor or its affiliates (excluding the borrower), provided that certain terms and conditions are satisfied, including, but not limited to (i) no event of default exists and (ii) the value of the pledged equity will constitute no more than 15% of the total value of the assets securing the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Valley Bend Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Valley Bend Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Valley Bend Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Valley Bend Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,500,000	Title:	Fee
Cut-off Date Principal Balance:	$43,500,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	4.5%	Net Rentable Area (SF):	412,920
Loan Purpose:	Acquisition	Location:	Huntsville, AL
Borrower:	Cole MT Huntsville AL, LLC	Year Built / Renovated:	2002, 2012 / N/A
Sponsor:	Cole REIT III Operating Partnership, LP	Occupancy:	100.0%
		Occupancy Date:	3/26/2013
Interest Rate:	3.74600%	Number of Tenants:	49
Note Date:	5/22/2013	2010 NOI:	$4,111,306
Maturity Date:	6/1/2023	2011 NOI:	$4,261,860
Interest-only Period:	120 months	2012 NOI:	$4,465,587
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$6,022,280
Amortization Type:	Interest Only	UW Expenses:	$1,087,753
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NOI(1):	$4,934,527
Lockbox:	CMA	UW NCF:	$4,452,249
Additional Debt:	N/A	Appraised Value / Per SF:	$72,750,000 / $176
Additional Debt Balance:	N/A	Appraisal Date:	4/2/2013
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$105
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	59.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.69x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.3%

(1)
UW NOI is higher than the 2012 NOI primarily due to 17 new leases totaling approximately 52,112 square feet and $1.1 million of annual base rent, as well as contractual rent increases scheduled through January 1, 2014.

(2)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Valley Bend Shopping Center loan has an outstanding principal balance of $43.5 million and is secured by a first mortgage lien on a 412,920 square foot shopping center located in Huntsville, Alabama. The loan has a 10-year term and is interest-only for the entire term of the loan. The proceeds from the loan were used to pay closing costs of approximately $0.3 million and return equity of $43.2 million to the sponsor. The sponsor purchased the property in an all cash transaction for approximately $72.5 million in December 2012. Prior to the origination of the loan, the property was unencumbered.

The Borrower. The borrowing entity for the loan is Cole MT Huntsville AL, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Cole REIT III Operating Partnership, LP (“Cole”). Cole is a real estate investment trust that invests in “Necessity Retail” properties, which it defines as properties which provide the necessities Americans consume on a day-to-day basis. Cole is an operating partnership under Cole Real Estate Investments, which as of April 2013 has managed more than 2,110 assets representing approximately 80.5 million square feet of commercial real estate in 48 states with a combined acquisition cost of approximately $13.4 billion.

The Property.  The Valley Bend Shopping Center is a 412,920 square foot big box shopping center located in Huntsville, Alabama. The property consists of 12 freestanding single-tenant buildings and four multi-tenant buildings which were constructed in 2002 and 2012. The property is anchored by Hobby Lobby (61,510 square feet), Dick’s Sporting Goods (48,282 square feet), Ross Dress for Less (30,146 square feet) and Marshalls (30,000 square feet). The property also has a Target (176,162 square feet) and Rave Motion Pictures (108,312 square feet) movie theater that are not included in the collateral for the loan. Additionally, there are approximately 2,498 parking spaces, resulting in a parking ratio of 6.0 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Valley Bend Shopping Center

As of March 26, 2013, the space serving as collateral for the loan was 100.0% leased by 49 tenants. Approximately 30.7% of the net rentable area is leased to investment grade rated tenants or their affiliates. In addition to the anchor tenants at the property, other major tenants include Barnes & Noble, Bed, Bath & Beyond, PetSmart, Walgreens and Party City. There are also several national restaurant chains at the property, including Longhorn Steakhouse, Wendy’s, Chili’s and Buffalo Wild Wings. Sales figures are not available as most tenants are not required to report sales to the borrower.

Valley Bend Shopping Center is located in Huntsville, Alabama, on Carl T. Jones Drive, which connects the local residential areas to the property. Huntsville is situated approximately 100 miles north of Birmingham, Alabama and 100 miles south of Nashville, Tennessee and has a total population of 432,031. Huntsville is home to several large centers of employment including Redstone Arsenal, NASA’s Marshall Space Flight Center and Cummings Research Park which houses the US Army’s Aviation and Missile Command along with various other engineering, space and defense companies. Cummings Research Park, located approximately ten miles from the property, is the second largest research and technology park in the United States, with over 300 companies employing approximately 29,000 workers. Additionally, Forbes Magazine ranked Huntsville as the 55th “Best Place for Business and Careers” in 2012. According to the appraisal, the local area within a five-mile radius contains approximately 94,043 people, with an average household income of $52,598, as of 2012. According to the appraisal, the property’s primary competitive set consists of seven properties ranging from 14,313 square feet to 665,377 square feet with a weighted average occupancy of 85.2%.

Historical and Current Occupancy(1)
2010(1)	2011(1)	2012	Current(2)
N/A	N/A	100.0%	100.0%
(1) The loan was provided in conjunction with an acquisition. Historical occupancies were not provided to the borrower.
(2) Current occupancy is as of March 26, 2013.

In-line Sales and Occupancy Costs(1)
	2009	2010	2011	2012
Sales PSF	N/A	N/A	N/A	N/A
Occupancy Costs	N/A	N/A	N/A	N/A
(1) The property was an acquisition and tenant sales information was not provided to the borrower. Additionally, most of the tenants at the property are not required to report sales.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Hobby Lobby	NA / NA / NA	61,510	14.9%	$8.25	N/A	N/A	4/30/2021
Dick’s Sporting Goods	NA / NA / NA	48,282	11.7%	$11.50	N/A	N/A	1/31/2020
Ross Dress for Less	NA / BBB+ / NA	30,146	7.3%	$10.50	N/A	N/A	1/31/2016
Marshalls	A3 / A / NA	30,000	7.3%	$8.00	N/A	N/A	4/30/2023
Huntsville Wellness	NA / NA / NA	25,087	6.1%	$16.22	N/A	N/A	8/31/2018
Barnes & Noble	NA / NA / NA	23,221	5.6%	$12.00	N/A	N/A	1/31/2016
Bed Bath & Beyond	NA / BBB+ / NA	20,200	4.9%	$9.50	N/A	N/A	1/31/2018
PetSmart	NA / BB+ / NA	19,068	4.6%	$12.75	N/A	N/A	1/31/2018
Walgreens	Baa1 / BBB / NA	14,490	3.5%	$23.30	N/A	N/A	12/31/2027
Party City	B2 / B / NA	12,800	3.1%	$10.50	N/A	N/A	8/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The property was an acquisition and tenant sales and occupancy cost information was not provided to the borrower. Additionally, most of the tenants at the property are not required to report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Valley Bend Shopping Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	2	3,200	0.8	$60,320	1.1%	3,200	0.8%	$60,320	1.1%
2014	3	11,282	2.7	193,178	3.4	14,482	3.5%	$253,498	4.5%
2015	2	6,457	1.6	133,769	2.4	20,939	5.1%	$387,267	6.9%
2016	7	66,472	16.1	838,197	14.9	87,411	21.2%	$1,225,464	21.8%
2017	16	41,302	10.0	849,532	15.1	128,713	31.2%	$2,074,996	36.9%
2018	8	96,474	23.4	1,316,686	23.4	225,187	54.5%	$3,391,682	60.3%
2019	2	4,948	1.2	130,544	2.3	230,135	55.7%	$3,522,226	62.6%
2020	1	48,282	11.7	555,243	9.9	278,417	67.4%	$4,077,469	72.4%
2021	1	61,510	14.9	507,458	9.0	339,927	82.3%	$4,584,927	81.5%
2022	3	19,946	4.8	328,525	5.8	359,873	87.2%	$4,913,452	87.3%
2023	1	30,000	7.3	240,000	4.3	389,873	94.4%	$5,153,452	91.6%
2024 & Beyond	3	23,047	5.6	475,557	8.4	412,920	100.0%	$5,629,009	100.0%
Total	49	412,920	100.0%	$5,629,009	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,296,845	$4,383,002	$4,602,574	$5,629,009	$13.63	88.8%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$4,296,845	$4,383,002	$4,602,574	$5,629,009	$13.63	88.8%
Total Reimbursements	700,573	695,665	783,779	710,234	1.72	11.2
Net Rental Income	$4,997,418	$5,078,667	$5,386,353	$6,339,243	$15.35	100.0%
(Vacancy/Credit Loss)	0	0	0	(316,962)	(0.77)	(5.0)
Other Income	30,827	57,587	8,560	0	0.00	0.0
Effective Gross Income	$5,028,245	$5,136,254	$5,394,913	$6,022,280	$14.58	95.0%

Total Expenses	$916,939	$874,394	$929,326	$1,087,753	$2.63	18.1%

Net Operating Income	$4,111,306	$4,261,860	$4,465,587	$4,934,527	$11.95	81.9%

Total TI/LC, Capex/RR	0	0	0	482,278	1.17	8.0
Net Cash Flow	$4,111,306	$4,261,860	$4,465,587	$4,452,249	$10.78	73.9%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)
Underwritten Rents in Place are higher than 2012 primarily due to 17 new leases totaling approximately 52,112 square feet and $1.1 million of base rent, as well as contractual rent increases scheduled through January 1, 2014.

Property Management. The property is managed by Cole Realty Advisors, Inc., which is an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at closing.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event (defined below) has occurred and is continuing.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event has occurred, or if the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no event of default exists and the DSCR based on the trailing three month period is not less than 1.80x. If the foregoing conditions are not satisfied, the borrower is required to deposit $5,181 per month ($0.15 per square foot annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Valley Bend Shopping Center

TI/LC Reserves - The borrower is not required to make monthly deposits into the TI/LC reserve so long as a Non-Renewal Event (defined below) does not exist. Following the occurrence and during the continuance of a Non-Renewal Event, the borrower is required to deposit an amount equal to $10.00 per square foot of net rentable area for the applicable tenant ($615,100 with respect to Hobby Lobby, $482,820 with respect to Dick’s Sporting Goods and $301,460 with respect to Ross Dress for Less).

“Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the DSCR based on the trailing three month period falls below 1.75x.

“Non-Renewal Event” means the occurrence of the earlier of the following: (i) a major tenant (defined as Dick’s Sporting Goods, Hobby Lobby or Ross Dress for Less) informs the borrower or manager of its intention not to renew its lease at the property or (ii) the borrower or manager fails to receive notice from a major tenant that it plans to renew or extend its lease at the property.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At closing, the borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During the continuance of a Cash Sweep Event, all rents will be swept to a segregated cash management account and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event, all excess cash flow deposited to the cash management account will be held as additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Club at Danforth and Vintage at the Parke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Club at Danforth and Vintage at the Parke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Club at Danforth and Vintage at the Parke

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$42,550,000	Title:	Fee
Cut-off Date Principal Balance:	$42,550,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	4.4%	Number of Units:	566
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsors:	M. Patrick Carroll and Darren W. DeVore	Occupancy:	93.8%
		Occupancy Date:	3/13/2013
Interest Rate:	3.95000%	Number of Tenants:	N/A
Note Date:	4/26/2013	2010 NOI:	$2,815,565
Maturity Date:	5/1/2023	2011 NOI:	$2,935,822
Interest-only Period:	48 months	2012 NOI:	$3,356,373
Original Term:	120 months	TTM NOI(2):	$3,454,775
Original Amortization:	360 months	UW Economic Occupancy:	92.9%
Amortization Type:	IO-Balloon	UW Revenues:	$6,059,478
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$2,644,729
Lockbox:	Springing	UW NOI:	$3,414,749
Additional Debt:	N/A	UW NCF:	$3,273,355
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$57,300,000 / $101,237
Additional Debt Type:	N/A	Appraisal Date:	March / April 2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$75,177
Taxes:	$164,300	$49,461	N/A	Maturity Date Loan / Unit:	$66,590
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	74.3%
Replacement Reserves:	$12,874	$12,874	N/A	Maturity Date LTV(3):	65.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.35x
Other:	$1,797,980	$0	N/A	UW NOI Debt Yield:	8.0%

(1)	For a full description of the borrowers, please refer to “The Borrowers” section below.
(2)	TTM NOI represents the trailing twelve month period ending March 31, 2013.
(3)
Based on the “Hypothetical as Renovated Value”, which is the estimated market value of the properties assuming that all proposed borrower renovations are made to the properties. At closing, approximately $1.8 million was escrowed to cover the full cost of the renovations. The “as-is” value assuming no escrows were taken is $54,200,000, which results in a Cut-off Date LTV of 78.5% and Maturity Date LTV of 69.5%.

(4)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Club at Danforth and Vintage at the Parke loan has an outstanding principal balance of approximately $42.6 million and is secured by first mortgage liens on a portfolio of two multifamily properties totaling 566 units. Club at Danforth is a 288-unit garden style apartment complex located in Jacksonville, Florida, and Vintage at the Parke is a 278-unit garden style apartment complex located in Murfreesboro, Tennessee. The loan has a 10-year term, and subsequent to a 48-month interest-only period, amortizes on a 30-year schedule. The proceeds of the loan, along with $15.0 million of sponsors’ equity, were used to acquire the properties for approximately $53.8 million (net of reserves), fund upfront reserves of $2.0 million and pay closing costs of $1.8 million.

The Borrowers. The borrowing entities for the loan are Arium Danforth, LLC and Arium Parkside, LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are M. Patrick Carroll and Darren W. DeVore. Mr. Carroll is the founder and CEO of the Carroll Organization (“Carroll”) and Mr. DeVore is a principal of Carroll.  Carroll, founded in 2004, is a privately held real estate acquisitions and management firm, specializing in multifamily properties located in the southeast. Headquartered in Atlanta, Georgia, Carroll’s portfolio includes approximately 10,000 multifamily units across seven states. In acquiring the properties, Carroll formed a joint venture with NorthStar Realty Finance Corp. (“NorthStar”), a real estate investment trust founded in 1997. NorthStar focuses on originating, structuring, acquiring, and managing senior and subordinate debt investments secured primarily by commercial, multifamily, and healthcare properties. NorthStar maintains a portfolio of $7.0 billion of commercial assets under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Club at Danforth and Vintage at the Parke

The Properties. The portfolio consists of two garden style multifamily properties totaling 566 units located in Jacksonville, Florida and Murfreesboro, Tennessee. The Club at Danforth, located in Jacksonville, was constructed in 1998 and has a total of 288 units, and Vintage at the Parke, located in Murfreesboro, was constructed in 2002 and has a total of 278 units. As of March 13, 2013, the portfolio was 93.8% leased, with the Club at Danforth 93.1% leased and Vintage at the Parke 94.6% leased.

The sponsors purchased the portfolio for approximately $53.8 million ($98,958 per unit) and are planning to complete a $1.8 million ($3,177 per unit) renovation over the next two years. All of the units will be renovated and/or upgraded with new flooring, paint, furniture, appliances, countertops, lighting, cabinets and hardware, fixtures and water heaters. The renovations are expected to position the portfolio to compete more effectively with the interiors offered at newer properties in the market. The sponsors anticipate the renovated units will receive a $75 to $100 rent premium per unit based on the rents that have been achieved at several existing upgraded units at the Club at Danforth. All funds required to complete the renovations were escrowed at closing.

Club at Danforth. Club at Danforth is a 288-unit garden style multifamily property located in Jacksonville, Florida, approximately five miles from the Atlantic coast. The property was constructed in 1998 and consists of 18, two-story apartment buildings situated on an 18.5 acre site. As of March 13, 2013, the property was approximately 93.1% leased and has had an average occupancy of 95.4% since 2010. The property features a mix of one, two and three bedroom units with in-unit amenities that include vaulted ceilings, full size appliances, dishwasher, garbage disposal and washer and dryer. Community amenities at the property include a clubhouse with a fitness center, internet café, pool table, indoor racquetball court, sand volleyball court, playground, barbeque area and 1.9 parking spaces per unit. From 2011 to the end of 2012, the property underwent approximately $0.8 million of capital improvements ($2,817 per unit) and the sponsors plan to spend an additional $0.9 million ($3,130 per unit) over the next two years. The capital improvement program that the sponsors plan to undertake will include new stainless steel kitchen appliances, upgraded light fixtures, laminate hardwood flooring, tile backsplashes and upgraded hardware.

According to the appraisal, the property is located in the Southeast submarket of the greater Jacksonville market and reported a vacancy rate of 8.2% as of the fourth quarter of 2012 compared to 9.7% for the overall Jacksonville Market. The immediate area has an average household income of $74,570. The appraisal identified seven competitive properties ranging from 260 to 555 units that were constructed between 1994 and 2007. The competitive set reported a weighted average vacancy of 5.2%.

Vintage at the Parke. Vintage at the Parke is a 278-unit garden style multifamily property located in Murfreesboro, Tennessee, approximately 35 miles southeast of Nashville. The property was constructed in 2002 and consists of 29 predominantly two-story apartment buildings situated on a 17.1 acre site. As of March 13, 2013, the property was approximately 94.6% leased and has had an average occupancy of 93.9% since 2010. The property features a mix of one, two and three bedroom units with in-unit amenities that include wood cabinets, ceiling fans, an all electric GE appliance package which includes a range/oven, refrigerator with icemaker, garbage disposal, dish washer and microwave. Community amenities at the property include an outdoor pool and Jacuzzi, sand volleyball court, playground, racquetball court, 24-hour fitness center and clubhouse which has a big screen TV, fireplace, business center, fully equipped kitchen, dining table and a bar. The sponsors plan to spend $0.9 million ($3,225 per unit) on capital improvements over the next two years.

According to the appraisal, the property is located in the Murfreesboro/Rutherford County submarket within the Nashville market which reported a vacancy rate of 2.3% as of the fourth quarter of 2012 compared to 4.3% for the broader Nashville market. The immediate area has an average household income of $64,061. The appraisal identified four competitive properties ranging from 176 to 262 units that were constructed between 1988 and 2005. The competitive set reported a weighted average vacancy of 5.8%.

Property Summary
Property	Location	Year Built	Units	Number of Buildings	Appraised Value(1)	Underwritten Net Cash Flow	Monthly In-Place Rent Per Unit(2)	Monthly Market Rent Per Unit(3)
Club at Danforth	Jacksonville, FL	1998	288	18	$31,900,000	$1,752,470	$961	$977
Vintage at the Parke	Murfreesboro, TN	2002	278	29	25,400,000	1,520,884	$737	$782
Total / Weighted Average			566	47	$57,300,000	$3,273,355	$851	$881
(1)	Appraised value represents the “Hypothetical as Renovated Value”.
(2)	Monthly In-Place Rent Per Unit based on the March 13, 2013 rent roll.
(3)	Monthly Market Rent Per Unit based on the appraisal’s concluded market rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Club at Danforth and Vintage at the Parke

Historical and Current Occupancy(1)
Property	2010	2011	2012	Current(2)
Club at Danforth	94.1%	95.2%	96.1%	93.1%
Vintage at the Parke	92.0%	91.8%	97.1%	94.6%
Weighted Average	93.1%	93.5%	96.6%	93.8%
(1)	Historical Occupancies are the average for each respective year.
(2)	Current Occupancy is as of March 13, 2013.

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rent Per Unit
1 Bed / 1 Bath	276	48.8%	258	93.5%	804	$758
2 Bed / 2 Bath	218	38.5	205	94.0%	1,213	$970
3 Bed / 2 Bath	72	12.7	68	94.4%	1,266	$1,007
Total / Wtd. Avg.	566	100.0%	531	93.8%	1,020	$872
(1)	Data from borrower rent roll is as of March 13, 2013.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$5,338,929	$5,218,419	$5,524,900	$5,594,350	$5,551,112	$9,808	93.8%
Vacant Income	441,854	385,029	212,637	220,310	369,000	652	6.2
Gross Potential Rent	$5,780,783	$5,603,448	$5,737,537	$5,814,660	$5,920,113	$10,460	100.0%
Total Reimbursement	0	0	0	0	0	0.00	0.0
Net Rental Income	$5,780,783	$5,603,448	$5,737,537	$5,814,660	$5,920,113	$10,460	100.0%
(Vacancy/Credit Loss)	(884,971)	(676,492)	(376,061)	(355,127)	(422,623)	(747)	(7.1)
Other Income	325,985	263,470	543,350	552,480	561,989	993	9.5
Effective Gross Income	$5,221,797	$5,190,426	$5,904,826	$6,012,013	$6,059,478	$10,706	102.4%

Total Expenses	$2,406,232	$2,254,604	$2,548,453	$2,557,238	$2,644,729	$4,673	43.6%

Net Operating Income	$2,815,565	$2,935,822	$3,356,373	$3,454,775	$3,414,749	$6,033	56.4%
Total Capex/RR	0	0	0	0	141,394	250	2.3
Net Cash Flow	$2,815,565	$2,935,822	$3,356,373	$3,454,775	$3,273,355	$5,783	54.0%
(1)	TTM represents the trailing twelve month period ending March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the March 13, 2013 rent rolls annualized.

Property Management. The portfolio is managed by Carroll Management Group, LLC, an affiliate of the sponsors.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $1.8 million for planned capital improvements, $164,300 for the initial taxes reserve and $12,874 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $49,461.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $12,874 (approximately $273 per unit annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Club at Danforth and Vintage at the Parke

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence of a cash management event, the borrower is required to deposit all rents and payments received from tenants into the lockbox account, which are then swept to a segregated cash management account and held in trust for the benefit of the lender. A cash management event occurs upon the following: (i) an event of default, (ii) any bankruptcy action by the borrower or manager or (iii) the DSCR based on the trailing six month period is less than 1.20x. Upon the occurrence of a cash management event, all excess cash flow deposited in the cash management account will be held as additional security for the loan.

Release of Properties.  The borrower may release an individual property from the collateral for the loan after July 1, 2015, provided that, among other things: (i) no event of default exists, (ii) borrower pays a release premium of 115% of the applicable allocated loan amount, (iii) after giving effect to the release for the applicable individual property, the DSCR for the property then remaining based on the twelve month period immediately preceding the release is equal to or greater than the greater of (A) 1.34x  and (B) the DSCR for both properties immediately preceding the release and (iv) after giving effect to the release for the applicable individual property, the LTV for the property then remaining is equal to or less than 74.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Cirkers Fine Art Storage & Logistics

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Cirkers Fine Art Storage & Logistics

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Cirkers Fine Art Storage & Logistics

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Self Storage
% of Pool by IPB:	3.4%	Number of Units(1):	200
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(2):	Various	Year Built / Renovated:	1917 / 2008
Sponsors:	Bryan Gordon and Seth Wolkov	Occupancy(3):	94.1%
Interest Rate:	4.67800%	Occupancy Date:	5/30/2013
Note Date:	6/7/2013	Number of Tenants:	N/A
Maturity Date:	6/7/2023	2010 NOI:	$1,688,525
Interest-only Period:	24 months	2011 NOI:	$2,259,101
Original Term:	120 months	2012 NOI:	$2,584,860
Original Amortization:	360 months	TTM NOI(4):	$2,773,679
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.7%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$5,139,574
Lockbox:	CMA	UW Expenses:	$2,235,282
Additional Debt:	Yes	UW NOI:	$2,904,292
Additional Debt Balance:	$6,000,000	UW NCF:	$2,893,562
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per Unit(1):	$55,200,000 / $276,000
		Appraisal Date:	5/15/2013

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(1):	$165,000
Taxes:	$33,282	$33,282	N/A	Maturity Date Loan / Unit(1):	$141,597
Insurance:	$57,869	$11,574	N/A	Cut-off Date LTV:	59.8%
Replacement Reserves:	$0	$858	N/A	Maturity Date LTV:	51.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.41x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.8%

(1)	Based on the total number of storage units and excludes three bailment spaces comprising 4,550 square feet.
(2)	For a full description of the borrowers, please refer to “The Borrowers” section below.
(3)	Based on total square feet of 68,774, which includes the bailment space.
(4)	TTM NOI represents the trailing twelve months ending May 31, 2013.
(5)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Cirkers Fine Art Storage & Logistics loan has an outstanding principal balance of $33.0 million and is secured by a first mortgage lien on a 200-unit, 68,774 square foot self storage facility located in New York, New York.  The loan has a 10-year term and, subsequent to an initial 24-month interest-only period, amortizes on a 30-year schedule. The proceeds from the loan along with $6.0 million of mezzanine debt and approximately $4.6 million of sponsor equity were used repay previously existing debt of $42.2 million, fund upfront reserves of $0.09 million and pay closing costs of $1.3 million.

The Borrowers. The borrowing entities for the loan are Cirker’s NY Property LLC and Cirker’s NY Business LLC, each a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsor and nonrecourse carve-out guarantors are Bryan Gordon and Seth Wolkov. Bryan Gordon co-founded Madison Capital Management LLC (“Madison”) and Seth Wolkov is a principal of Madison. Founded in 1996, Madison is an alternative investment management firm specializing in real estate, natural resources and special situation financial assets. The firm has offices in New York, Denver and Kansas City. As of December 31, 2012, Madison has invested more than $1.0 billion in capital and manages approximately $425.0 million in assets.

The Property. Cirkers Fine Art Storage & Logistics is a six-story, 200-unit, 68,774 square foot self storage facility built in 1917 and located at 444 West 55th Street in the Midtown West neighborhood of New York. The property was owned and operated by the Cirkers family for five generations and is an established brand in the art storage industry. The property is a state-of-the-art self storage facility with climate and humidity-controlled storage, waterless fire protection, the latest technology in smoke detection and 24/7 security, which caters towards moving and storage solutions for fine art and antiques. With a variety of room configurations, room sizes and ceiling heights, the property can accommodate single items or a full collection of virtually any proportion. In addition to art and antiques, the temperature and humidity controlled facility allows the storage of a variety of collections, from photographs and guitars to textiles and LP records.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Cirkers Fine Art Storage & Logistics

The property also has private viewing rooms, which serve as convenient settings for private showings, presentations to potential buyers and estate inspections. The private rooms are also used for photographing and documenting collections, as well as for appraisals and conservation assessments. Each viewing gallery is secure and quiet, with reinforced walls and floors, and convenient freight entrances which make installations efficient and easy.

The property has a diverse tenancy that includes art collectors, auction houses, private dealers, museums, artists and galleries.  Storage leases generally have one-year terms, however, month-to-month and longer term leases are also offered. In addition to traditional, private storage rooms, the property also offers a service known as bailment. Bailment is the storage and safe-keeping of one or more valuables in a large room that also contains the items of other clients.

The sponsors purchased the property for approximately $48.0 million in 2008 and have since invested approximately $4.7 million in capital upgrades.  The capital improvement plan included the build-out of additional storage space, reconfiguration of rooms to optimize efficiency of rentable area, installation of HVAC/climate control throughout the entire facility, security enhancements, repairs to the façade and other cosmetic upgrades.  Approximately $1.4 million of improvements were completed in the last 12 months and have included a full upgrade to the property entrance, reception area, viewing rooms and conference and meetings rooms.  The sponsors have also invested in building out an institutional operating platform by bringing in professional management, sales, marketing and software teams.

Historical and Current Occupancy(1)(2)
2009	2010	2011	2012	Current(3)
73.6%	75.2%	86.5%	95.7%	94.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical and Current Occupancy is based on total square feet of 68,774 and includes bailment space of 4,550 square feet.
(3)	Current Occupancy is as of May 30, 2013.

Property Summary(1)
Unit Size Range (SF)	Number of Units	Total Square Feet	Average Size (SF)	Occupancy(2)	Average Monthly In- Place Rent per square foot(3)
1 – 50	33	1,322	40	100.0%	$7.50
51 – 100	48	3,603	75	97.2%	$6.53
101 – 250	49	7,606	155	96.7%	$6.48
251 – 500	36	12,764	355	89.3%	$6.00
501 – 1,000	21	15,319	729	91.8%	$5.90
1,000+	13	23,610	1,816	95.5%	$5.02
Bailment	N/A	4,550	1,517	100.0%	N/A
Total / Average	200	68,774	339	94.1%	$5.74
(1)	Based on underwritten rent roll as of May 30, 2013.
(2)	Based on total square feet and includes bailment square feet.
(3)	Based on occupied square feet.

The property is located on the south side of West 55th Street, between 9th Avenue and 10th Avenue, in Manhattan’s Midtown West neighborhood, just a few blocks from Columbus Circle and in close proximity to the over 350 Chelsea art galleries and the museums of Manhattan’s Midtown and the Upper East and West sides.

The appraisal identified two primary competitors on the west side of Manhattan and secondary competitors in Long Island City, Brooklyn and Jersey City.  The two primary competitive properties identified in the appraisal are Crozier Fine Arts, located in the Chelsea neighborhood of Manhattan, and Art Ex Chelsea, which is located within a larger Chelsea Mini Storage facility.  According to the appraisal, Art Ex Chelsea does not offer private room storage, only open warehouse storage, and will be relocating to Long Island City in the summer of 2013. There are currently no planned art storage facilities in the subject’s immediate area.  Furthermore, the appraiser noted that given the higher construction costs for art storage facilities, zoning requirements and the concentration of ownership of existing facilities, there is a high barrier of entry to the marketplace.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Cirkers Fine Art Storage & Logistics

Market Summary(1)
Property	Location	Year Built	NRA	Asking Rents
Crozier Fine Arts	525 West 20th Street New York, New York	1913	94,622	$195 for 1st 5 square feet, $7.75 per square foot thereafter Room Rental: $400 per half day, $600 per full day
Art Ex Chelsea(2)	635 West 27th Street New York, New York	1912	1,129,000(3)	Minimum $250 per month, $6.50 per square foot for Chelsea location $5.50 per square foot for Long Island City location
(1)	Per the appraisal.
(2)	Art Ex Chelsea will be relocating to 33-02 48th Avenue, Long Island City, New York.
(3)	Art Ex Chelsea is currently situated within the overall Chelsea Mini Storage facility. Total NRA is for the entire facility.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,786,477	$3,192,205	$3,779,234	$3,917,268	$4,140,831	$20,704	93.7%
Vacant Income	0	0	0	0	276,576	1,383	6.3
Gross Potential Rent	$2,786,477	$3,192,205	$3,779,234	$3,917,268	$4,417,407	$22,087	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(276,576)	(1,383)	(6.3)
Other Income(3)	819,923	871,196	905,262	998,743	998,743	4,994	22.6
Effective Gross Income	$3,606,400	$4,063,401	$4,684,496	$4,916,012	$5,139,574	$25,698	116.3%

Total Expenses	$1,917,875	$1,804,300	$2,099,636	$2,142,333	$2,235,282	$11,176	43.5%

Net Operating Income	$1,688,525	$2,259,101	$2,584,860	$2,773,679	$2,904,292	$14,521	56.5%

Total TI/LC, Capex/RR	0	0	0	0	10,730	54	0.2
Net Cash Flow	$1,688,525	$2,259,101	$2,584,860	$2,773,679	$2,893,562	$14,468	56.3%
(1)	TTM represents trailing twelve months ending May 31, 2013.
(2)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other income includes income from bailment storage, labor and access, cartage, packing shipping, viewing room and other uncategorized service revenue.

Property Management. The property is managed by Cirkers Property Management, LLC, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow, $57,869 for insurance and $33,282 for real estate taxes.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $33,282.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premium monthly, which currently equates to $11,574.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $858 (approximately $0.15 per square foot annually) to the replacement reserve.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower is required to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Trigger Event (herein defined). In the event of a Trigger Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. A “Trigger Event” means the occurrence of: (i) an event of default under the loan documents, (ii) an event of default under the mezzanine loan or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.00x. Upon the occurrence of a Trigger Event, all funds deposited to the lockbox will be held as additional security for the loan.

Additional Debt. A mezzanine loan of $6.0 million secured by the equity interests in the borrower was provided by RCMC. The mezzanine loan has a co-terminous maturity with the mortgage loan. The mezzanine loan has an initial 24-month interest-only period, will amortize on a 30-year schedule and has a 10.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 70.7%, the UW NCF DSCR is 1.08x and the UW NOI Debt Yield is 7.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Indigo Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Indigo Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Indigo Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GECC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.0%	Number of Units:	323
Loan Purpose:	Refinance	Location:	Jacksonville, FL
Borrower:	Daniel Bartram Investments II, LLC	Year Built / Renovated:	2007 / N/A
Sponsor:	Daniel Realty Company, LLC	Occupancy:	96.0%
Interest Rate:	4.49000%	Occupancy Date:	5/1/2013
Note Date:	6/6/2013	Number of Tenants:	N/A
Maturity Date:	7/1/2023	2011 NOI:	$1,916,877
Interest-only Period:	24 months	2012 NOI:	$2,097,488
Original Term:	120 months	TTM NOI(1):	$2,156,270
Original Amortization:	360 months	UW Economic Occupancy:	91.6%
Amortization Type:	IO-Balloon	UW Revenues:	$4,126,209
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$1,889,930
Lockbox:	CMA	UW NOI:	$2,236,279
Additional Debt:	N/A	UW NCF:	$2,155,529
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$39,100,000 / $121,053
Additional Debt Type:	N/A	Appraisal Date:	5/13/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$88,235
Taxes:	$346,140	$49,449	N/A	Maturity Date Loan / Unit:	$75,346
Insurance:	$42,490	$10,663	N/A	Cut-off Date LTV:	72.9%
Replacement Reserves:	$0	$6,729	N/A	Maturity Date LTV:	62.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.25x
Other:	$0	$0	N/A	UW NOI Debt Yield:	7.8%

(1)	TTM NOI represents the trailing twelve month period ended April 30, 2013.
(2)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Indigo Apartments loan has an outstanding principal balance of $28.5 million and is secured by a first mortgage lien on a 323-unit garden style multifamily property located in Jacksonville, Florida. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The proceeds of the loan, along with approximately $0.5 million of equity were used to repay previously existing debt of approximately $28.2 million, fund upfront reserves of $0.4 million and pay closing costs of $0.4 million.  The previously existing debt was from Wells Fargo Bank.

The Borrower. The borrowing entity for the loan is Daniel Bartram Investments II, LLC, a Florida limited liability company and a special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Daniel Realty Company, LLC, which is controlled by the executives and officers of Daniel Corporation (“Daniel”).  Daniel was formed in 1986 and has developed or acquired 9 million square feet of office space, 1.5 million square feet of retail space, 10,400 multifamily units, 17,000 residential lots, and 1,200 hotel rooms.  As of May 2013, Daniel Realty Company, LLC, owned or controlled 1,368 multifamily, senior living, or condo units, 1.3 million square feet of office and retail space, 414 hotel rooms and 32 acres of land.

The Property. Indigo Apartments is a 323-unit, Class A multifamily property located in Jacksonville, Florida, that was built in 2007 on approximately 19.7 acres.  Occupancy was 96.0% as of May 1, 2013.  The property consists of 18, two and three-story, garden style, low rise apartment buildings and one single-story leasing and clubhouse building.  Amenities include secured access gates, a clubhouse with entertainment room, business center, outdoor screen-in billiards, a fitness center, a resort style pool and a playground.  Unit amenities include a deck or patio, washers and dryers, refrigerator/freezer, ceramic tile flooring, crown molding, arched openings and 76 garage spaces.

The property is located within the Jacksonville metropolitan statistical area in Bartram Park, an approximately 2,600 acre mixed use development.  The entrance to Julington-Durbin Preserve, a 2,006 acre preserve, providing hiking, biking and horseback riding, is located within Bartram Park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Indigo Apartments

According to the appraisal, the population within a five-mile radius is 70,705 with an average household income of $95,141.  Jacksonville’s Bartram Park is one of north Florida’s fastest growing areas with the population within a five-mile radius increasing 80% from 2000 to 2012.  The Shoppes at Bartram Park, a Publix anchored retail center, is located just north of Indigo Apartments.  The Avenues Mall, anchored by Dillard’s, Belk, Sears, and JCPenney, has over 150 specialty stores and Avenues Walk, anchored by Hhgregg and Wal-Mart, are located approximately seven miles north.  Flagler Center, a 1,022-acre park approximately four miles northwest of Indigo Apartments, comprises 1.4 million square feet of office and industrial space employing over 8,300 people as of June 2013 and is home to Baptist Medical Center South, Citicorp’s Credit Card Division campus, and headquarters for Web.com.

Indigo Apartments is located within the Mandarin submarket according to the appraisal.  The submarket is comprised of approximately 6,947 units with average occupancy of 93.0% as of the first quarter 2013.  The submarket generally outperforms the overall Jacksonville market in terms of occupancy and rental rates.  The appraisal identified five competitive properties built between 2006 and 2009 that range in size from 236 to 444 units with weighted average asking rent per unit of $1,143 and occupancy of 95.7%.  There has been no new construction in the submarket over the past nine quarters.

Historical and Current Occupancy(1)
2011	2012	TTM(2)	Current(3)
91.7%	94.2%	95.2%	96.0%
(1)	Historical Occupancies are the average for each respective year.
(2)	TTM represents the trailing twelve month period ending April 30, 2013.
(3)	Current Occupancy as of May 1, 2013.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rents
1 Bed / 1 Bath	125	38.7%	123	98.4%	869	$880
2 Bed / 2 Bath	144	44.6	135	93.8%	1,207	$1,077
2 Bed / 2.5 Bath	6	1.9	6	100.0%	1,437	$1,273
3 Bed / 2 Bath	48	14.9	46	95.8%	1,499	$1,208
Total / Wtd. Avg.	323	100.0%	310	96.0%	1,124	$1,024
(1)	Data from borrower rent roll as of May 1, 2013.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$5,033,617	$4,545,338	$4,223,280	$3,805,548	$11,782	90.7%
Vacant Income	0	0	0	216,876	671	5.2
Gross Potential Rent	$5,033,617	$4,545,338	$4,223,280	$4,022,424	$12,453	95.8%
Total Reimbursement	165,317	173,122	175,373	175,373	543	4.2
Net Rental Income	$5,198,934	$4,718,460	$4,398,653	$4,197,797	$12,996	100.0%
(Vacancy/Credit Loss)	(1,762,417)	(1,014,239)	(638,839)	(338,661)	(1,048)	(8.1)
Other Income	270,080	246,762	278,047	267,073	827	6.4
Effective Gross Income	$3,706,597	$3,950,983	$4,037,861	$4,126,209	$12,775	98.3%

Total Expenses	$1,789,720	$1,853,495	$1,881,591	$1,889,930	$5,851	45.8%

Net Operating Income	$1,916,877	$2,097,488	$2,156,270	$2,236,279	$6,923	54.2%

Total Capex/RR	0	0	0	80,750	250	2.0
Net Cash Flow	$1,916,877	$2,097,488	$2,156,270	$2,155,529	$6,673	52.2%
(1)	TTM represents the trailing twelve month period ending April 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the May 1, 2013 rent roll annualized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Indigo Apartments

Property Management. The property is managed by ContraVest Management Company, a third-party management company.

Escrows and Reserves. At closing, the borrower deposited into escrow $346,140 for initial tax reserves and $42,490 for insurance reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $49,449.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $10,663.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,729 (approximately $250 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower is required to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of an event of default as described in the loan documents. In the event of and during the continuance of an event of default, funds deposited into the lockbox account shall be distributed to lender and lender may apply any sums then held and thereafter deposited in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Calais Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Calais Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Calais Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GECC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,294,000	Title:	Fee
Cut-off Date Principal Balance:	$22,294,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.3%	Number of Units:	261
Loan Purpose:	Acquisition	Location:	St. Petersburg, FL
Borrower:	VR Calais Park Holdings Limited Partnership	Year Built / Renovated:	2003 / N/A
		Occupancy:	99.6%
Sponsors:	Andrew Stewart and John Foresi	Occupancy Date:	3/1/2013
Interest Rate:	3.70000%	Number of Tenants:	N/A
Note Date:	4/30/2013	2011 NOI:	$1,863,451
Maturity Date:	5/1/2020	2012 NOI:	$1,879,741
Interest-only Period:	24 months	TTM NOI(1):	$1,948,936
Original Term:	84 months	UW Economic Occupancy:	93.0%
Original Amortization:	360 months	UW Revenues:	$3,464,775
Amortization Type:	IO-Balloon	UW Expenses:	$1,527,030
Call Protection:	L(26),Def(53),O(5)	UW NOI:	$1,937,745
Lockbox:	None	UW NCF:	$1,869,404
Additional Debt:	N/A	Appraised Value / Per Unit:	$31,000,000 / $118,774
Additional Debt Balance:	N/A	Appraisal Date:	3/15/2013
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$85,418
Taxes:	$240,644	$34,378	N/A	Maturity Date Loan / Unit:	$77,128
Insurance:	$79,152	$13,192	N/A	Cut-off Date LTV:	71.9%
Replacement Reserves:	$0	$5,699	N/A	Maturity Date LTV:	64.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.52x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.7%

(1)	TTM NOI represents the trailing twelve month period ending March 31, 2013.
(2)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Calais Park loan has an outstanding principal balance of approximately $22.3 million and is secured by first mortgage lien on a 261-unit garden style multifamily property located in St. Petersburg, Florida. The loan has a seven year term and, subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan, along with approximately $8.7 million of equity were used to acquire the property for approximately $29.7 million, fund upfront reserves of $0.3 million and pay closing costs of $1.0 million.

The Borrower. The borrowing entity for the loan is VR Calais Park Holdings Limited Partnership, a Delaware limited partnership and a special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are John Foresi and Andrew Stewart.  Mr. Foresi and Mr. Stewart are Co-founders of Venterra Realty Management (“Venterra”).  Venterra specializes in the identification, finance, acquisition and management of residential communities in the southern United States. Throughout its history, Venterra has completed in excess of $1.5 billion of real estate transactions and currently owns and manages a portfolio of approximately 50 real estate assets (over 13,730 units) located in Texas, Georgia, North Carolina, Florida and Tennessee, totaling over $850.0 million in value. Venterra has offices in both Houston and Toronto and employs approximately 450 people.  In 2012, 98% of Venterra’s portfolio was given the “Top Rated Award” by Apartmentratings.com.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Calais Park

The Property. Calais Park is a 261-unit, Class A multifamily property located in St. Petersburg, Florida, that was built in 2003 on approximately 17.6 acres.  The property was approximately 99.6% occupied as of March 1, 2013, and consists of 37, two-story, garden style, low rise apartment buildings and one, single-story leasing and clubhouse building.  Amenities include a leasing office and clubhouse, gated entry, a heated swimming pool, a spa, a fitness center, picnic shelters, a laundry facility, additional storage units, on-site surface parking and 86 attached garages.  Unit amenities include walk-in closets, ceiling fans, porches and patios on select units and washers and dryers.

The property is located within the Tampa metropolitan statistical area approximately five miles north of the St. Petersburg central business district, approximately 19 miles southwest of the Tampa central business district and approximately one half mile from the IH-275 and 54th Avenue North intersection in St. Petersburg, Florida.  According to the appraisal, the population within a three-mile radius is approximately 112,288.  The property is located approximately five miles south of the Gateway and Carillon office parks, which have over 7.5 million square feet of space and are large employment centers in the market.  Major employers in the area include Publix Super Markets, Wal-Mart, JPMorgan Chase Bank, National Association, Lakeland Regional Medical Center, Home Shopping Network and Fidelity Information Services.

According to the appraisal, the property is located in the North St. Petersburg submarket, which included approximately 15,000 units with an overall average occupancy of 94.7% as of year-end 2012.  The appraisal identified five competitive properties built between 1993 and 2004 that range in size from 300 to 537 units with weighted average asking rents per unit of $1,135 and an average occupancy of 92.0%.  There is little vacant land available for new development in Pinellas County.  According to the appraisal, there are approximately 500 units under construction in the Gateway area.  However, they are not considered direct competition to Calais Park.

Historical and Current Occupancy
2011(1)	2012(2)	Current(3)
94.7%	97.0%	99.6%
(1)	Historical Occupancy is the average for the nine months ended December 31, 2011.
(2)	Average for 2012.
(3)	Current Occupancy as of March 1, 2013.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)	Average Unit Size (SF)	Average Monthly In-Place Rents
1 Bed / 1 Bath	70	26.8%	70	100.0%	799	$838
2 Bed / 1 Bath	16	6.1	16	100.0%	976	$998
2 Bed / 2 Bath	127	48.7	126	99.2%	1,360	$1,123
3 Bed / 2 Bath	48	18.4	48	100.0%	1,522	$1,318
Total	261	100.0%	260	99.6%	1,216	$1,074
(1)	Data from borrower rent roll as of March 1, 2013.
(2)	Represents current occupancy as of March 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Calais Park

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,625,644	$3,570,859	$3,484,343	$3,351,852	$12,842	94.6%
Vacant Income	0	0	0	15,240	58	0.4
Gross Potential Rent	$3,625,644	$3,570,859	$3,484,343	$3,367,092	$12,901	95.0%
Total Reimbursement	168,441	175,206	176,101	176,101	675	5.0
Net Rental Income	$3,794,085	$3,746,065	$3,660,444	$3,543,193	$13,575	100.0%
(Vacancy/Credit Loss)	(657,290)	(491,838)	(359,645)	(235,697)	(903)	(6.7)
Other Income	135,961	160,330	157,279	157,279	603	4.4
Effective Gross Income	$3,272,756	$3,414,557	$3,458,078	$3,464,775	$13,275	97.8%
Total Expenses	$1,409,305	$1,534,816	$1,509,142	$1,527,030	$5,851	44.1%
Net Operating Income	$1,863,451	$1,879,741	$1,948,936	$1,937,745	$7,424	55.9%
Total Capex/RR	0	0	0	68,341	262	2.0
Net Cash Flow	$1,863,451	$1,879,741	$1,948,936	$1,869,404	$7,162	54.0%
(1)	TTM column represents the trailing twelve month period ending March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the March 1, 2013 rent roll annualized.

Property Management. The property is managed by Venterra Realty Management Company Inc., an affiliate of the sponsors.

Escrows and Reserves. At closing, the borrower deposited into escrow $240,644 for initial real estate taxes reserves and $79,152 for insurance.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $34,378.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $13,192.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,699 (approximately $262 per unit annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Raymour & Flanigan Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,700,000	Title:	Fee
Cut-off Date Principal Balance:	$21,700,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	160,865
Loan Purpose:	Refinance	Location:	Orange, CT
Borrower:	R & F Orange, LLC	Year Built / Renovated:	1971 / 2002
Sponsor:	Neil Goldberg	Occupancy:	96.3%
Interest Rate:	4.18750%	Occupancy Date:	6/5/2013
Note Date:	6/7/2013	Number of Tenants:	10
Maturity Date:	7/1/2023	2010 NOI:	$2,661,752
Interest-only Period:	None	2011 NOI:	$2,621,672
Original Term:	120 months	2012 NOI:	$2,636,177
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$2,904,923
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$693,853
Lockbox:	Hard	UW NOI(1):	$2,211,070
Additional Debt:	N/A	UW NCF:	$2,002,559
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,000,000 / $193
Additional Debt Type:	N/A	Appraisal Date:	4/25/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$135
Taxes:	$179,990	$29,998	N/A	Maturity Date Loan / SF:	$108
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.0%
Replacement Reserves:	$2,681	$2,681	$128,692	Maturity Date LTV:	56.0%
TI/LC:	$8,714	$8,714	$400,000	UW NCF DSCR:	1.57x
Other(2):	$31,250	$0	N/A	UW NOI Debt Yield:	10.2%

(1)	UW NOI is lower than historical years due to a 6,032 square foot tenant which filed for chapter 11 bankruptcy and vacated.
(2)	The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The Raymour & Flanigan Plaza loan has an outstanding principal balance of $21.7 million and is secured by a first mortgage lien on a retail center located in Orange, Connecticut. The 10-year loan will amortize on a 30-year schedule. The proceeds of the loan were used to repay previously existing debt of approximately $14.5 million, fund upfront reserves of $0.2 million, pay closing costs of $0.2 million and return $6.8 million of equity to the sponsor. The previously existing debt was held by General Electric Capital Corporation. The loan sponsor and nonrecourse carve-out guarantor is Neil Goldberg. Raymour & Flanigan is a family owned and operated company that is the largest furniture retailer in the Northeast and the 6th largest in the country as ranked by Furniture Today magazine in May 2012. As of June 2013, the company operated 90 full line showrooms, 11 clearance centers, 13 customer service centers and one distribution center that serves customers in seven states including Connecticut, Delaware, Massachusetts, New Jersey, New York, Pennsylvania and Rhode Island.

The Property. Raymour & Flanigan Plaza is a 160,865 square foot retail center located in Orange, Connecticut. The property was 96.3% occupied as of June 5, 2013 by 10 tenants including Raymour & Flanigan, T.J. Maxx, DSW, Applebee’s and Starbucks. The property was constructed in 1971 and was purchased by the sponsor in 2001. Upon purchase, the sponsor renovated and re-tenanted the shopping center. The largest tenant at the property, Raymour & Flanigan, occupies 75,449 square feet (46.9% of the net rentable area) and executed a new 15-year lease through 2028 at the closing of the loan. Raymour & Flanigan reported sales of approximately $14.1 million in 2012 ($187 per square foot) and was the company’s highest grossing store in the state. Additionally, there are approximately 830 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Raymour & Flanigan Plaza

The Market. The Raymour & Flanigan Plaza is located on the southeast corner of Boston Post Road (US Route 1) and Peck Lane in Orange, Connecticut. Boston Post Road has a large concentration of regional and national retailers and is anchored by the Connecticut Post Mall situated approximately one and a half miles west of the property. Additionally, according to the appraisal there is a significant concentration of furniture stores within a one-mile radius of the property including Ethan Allen, Pilgrim Furniture, Thomasville Furniture and Bob’s Discount Furniture. The property has a primary trade area consisting of a five-mile radius that contains an estimated 2013 population of approximately 128,000 people with an average household income of $85,000. The secondary trade area consists of a seven-mile radius that contains an estimated 2013 population of approximately 276,000 people with an average household income of $77,000. According to the appraisal, the property is located in the Orange/Milford submarket of the New Haven retail market which reported a vacancy rate of 11.0% and asking rents of $14.90 per square foot as of the end of 2012. The appraisal identified six competitive properties that range in size from 84,237 to 394,574 square feet that reported a weighted average occupancy of 89.1%. In addition, according to the appraisal, there are no plans for new retail developments in the immediate area.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Lease Expiration Date
Raymour & Flanigan(4)	NA / NA / NA	75,449	46.9%	$15.50	$187	5/31/2028
T.J. Maxx	A3 / A / NA	28,448	17.7%	$10.50	$283	1/31/2022
DSW	NA / NA / NA	25,000	15.5%	$16.50	$304	8/31/2021
Wine & Liquor Outlet	NA / NA / NA	7,500	4.7%	$10.00	N/A	3/31/2018
Applebee’s	NA / NA / NA	4,997	3.1%	$29.06	N/A	7/31/2016
Sai Sushi	NA / NA / NA	3,600	2.2%	$13.00	N/A	9/30/2015
Butler Laundry	NA / NA / NA	3,226	2.0%	$9.00	N/A	10/31/2019
Liz’s Nails	NA / NA / NA	2,813	1.7%	$12.50	N/A	12/31/2017
Supercuts	NA / NA / NA	2,000	1.2%	$15.00	N/A	8/31/2016
Starbucks	NA / NA / NA	1,800	1.1%	$38.02	N/A	4/30/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Sales PSF represents sales for the twelve month period ending December 31, 2012 for all tenants that report sales.
(4)	Raymour & Flanigan is leased by an affiliate of the borrower.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,561,622	$2,594,604	$2,596,639	$2,310,287	$14.36	75.6%
Vacant Income	0	0	0	108,576	0.67	3.6
Gross Potential Rent	$2,561,622	$2,594,604	$2,596,639	$2,418,863	$15.04	79.1%
Total Reimbursements	558,453	485,537	521,917	638,951	3.97	20.9
Net Rental Income	$3,120,075	$3,080,141	$3,118,556	$3,057,813	$19.01	100.0%
(Vacancy/Credit Loss)	0	0	0	(152,891)	(0.95)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$3,120,075	$3,080,141	$3,118,556	$2,904,923	$18.06	95.0%

Total Expenses	$458,323	$458,469	$482,379	$693,853	$4.31	23.9%

Net Operating Income	$2,661,752	$2,621,672	$2,636,177	$2,211,070	$13.74	76.1%

Total TI/LC, Capex/RR	0	0	0	208,511	1.30	7.2
Net Cash Flow	$2,661,752	$2,621,672	$2,636,177	$2,002,559	$12.45	68.9%

Occupancy	95.5%	100.0%	100.0%	95.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is lower than historical years due to a 6,032 square foot tenant which filed for chapter 11 bankruptcy and vacated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Riverview Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	334,198
Loan Purpose:	Acquisition	Location:	Knoxville, TN
Borrower:	Hertz Knoxville One, LLC	Year Built / Renovated:	1984 / 2006
Sponsors:	William Hertz, Isaac Hertz and Sarah Hertz	Occupancy:	88.3%
		Occupancy Date:	3/31/2013
Interest Rate:	4.27400%	Number of Tenants:	33
Note Date:	5/2/2013	2010 NOI:	$2,465,914
Maturity Date:	6/1/2023	2011 NOI:	$2,464,717
Interest-only Period:	36 months	2012 NOI(1):	$3,089,485
Original Term:	120 months	UW Economic Occupancy:	88.2%
Original Amortization:	360 months	UW Revenues:	$5,222,966
Amortization Type:	IO-Balloon	UW Expenses:	$2,709,464
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI:	$2,513,502
Lockbox:	CMA	UW NCF:	$1,894,776
Additional Debt:	N/A	Appraised Value / Per SF:	$28,500,000 / $85
Additional Debt Balance:	N/A	Appraisal Date:	3/21/2013
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$63
Taxes:	$272,069	$68,100	N/A	Maturity Date Loan / SF:	$55
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.7%
Replacement Reserves:	$5,571	$5,570	N/A	Maturity Date LTV:	64.2%
TI/LC:	$1,000,000	$37,657	N/A	UW NCF DSCR:	1.52x
Other(2):	$2,745,249	$0	N/A	UW NOI Debt Yield:	12.0%

(1)	The property was an acquisition and full year 2012 financials were not provided to the borrower. 2012 NOI represents the time period from January 2012 through August 2012 annualized.
(2)
Initial Other Reserves includes $2,500,000 for deferred maintenance for, among other things, elevator renovations, chiller replacement and parking garage repairs, and $245,249 for outstanding tenant improvements and leasing commissions.

The Loan. The Riverview Tower loan has an outstanding balance of $21.0 million and is secured by a first mortgage lien on a 334,198 square foot office building located in Knoxville, Tennessee. The loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan, along with approximately $8.0 million of sponsor equity, were used to acquire the property for $24.3 million, fund upfront reserves of $4.0 million and pay closing costs of $0.7 million. The loan’s sponsors and non-recourse guarantors are William Hertz, Isaac Hertz and Sarah Hertz. The sponsors are members of the Hertz family which controls the Hertz Investment Group. Founded in 1979, Hertz Investment Group is a fully integrated national real estate investment company specializing in the acquisition, marketing and management of properties throughout the country, including office, hotel, retail and multifamily properties. The Hertz Investment Group’s portfolio includes 44 office buildings located in ten states, including Indiana, Kentucky, Missouri, Mississippi, Pennsylvania and Tennessee.

The Property. Riverview Tower is a 334,198 square foot, Class A office building located near the waterfront in downtown Knoxville, Tennessee. The 23 story building was constructed in 1984 and was renovated between 2001 and 2006. The property was 88.3% occupied by 33 tenants as of March 31, 2013. The property offers views of both the Tennessee River and the Smoky Mountains while maintaining convenient access to the regional highway system. The property is located approximately five miles from the intersection of Interstate 40 and Interstate 275 which provide access to the greater Knoxville area. The largest tenant at the property, Branch Banking & Trust Co. (“BB&T”), leases 47,562 square feet (14.2% of the net rentable area) and has a lease expiration of October 2020. BB&T took occupancy in 2010. BB&T is a Fortune 500 company and is one of the largest financial services holding companies in the U.S., with $180.8 billion in assets as of March 31, 2013. Based in Winston-Salem, North Carolina, the company operates approximately 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Riverview Tower

The Market. The property is located in Knoxville, Tennessee, along the Tennessee River just off of James White Parkway and approximately five miles from the intersection of Interstate 40 and Interstate 275. As of year end 2012, the Knoxville office market had an average vacancy rate of approximately 7.9% and average asking rents of $16.29 per square foot for Class A space. According to the appraisal, the property is located in the Downtown submarket, which reported an average vacancy rate of approximately 10.1% and average asking rents of $13.96 per square foot for all property classes, as of year end 2012. The appraisal identified four competitive properties ranging from approximately 91,426 to 455,000 square feet that reported an average occupancy of 87.9%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Branch Banking & Trust Co.	A2 / A- / A+	47,562	14.2%	$14.98	10/31/2020
Alcoa(3)	Ba1 / BBB- / BBB-	33,793	10.1%	$14.56	7/31/2014
Woolf McClane Bright	NA / NA / NA	26,428	7.9%	$15.70	12/31/2017
Lawler-Wood(4)	NA / NA / NA	23,588	7.1%	$17.06	1/31/2014
Edison Learning Inc(5)	NA / NA / NA	16,898	5.1%	$16.00	8/31/2020
Egerton Mcafee Armist	NA / NA / NA	16,667	5.0%	$16.75	5/31/2017
Paine Tarwater & Bick	NA / NA / NA	15,532	4.6%	$16.75	10/31/2014
Teleport Communication	A3 / NA / A	12,015	3.6%	$16.50	8/31/2017
Gentry Tipton Mclemor	NA / NA / NA	10,912	3.3%	$15.87	3/31/2014
Watson Roach	NA / NA / NA	10,046	3.0%	$17.00	1/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Alcoa has the right to contract its space by not less than one half floor or 7,108 square feet and up to one and one half full floors with 180 days notice.
(4)	Lawler-Wood has the right to terminate its lease at any time after the termination or expiration of its management and leasing subcontract with the borrower.
(5)	Edison Learning Inc has the right to terminate its lease on August 31, 2015, with nine months notice and payment of a termination fee.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,807,184	$4,652,734	$4,896,702	$4,708,189	$14.09	79.5%
Vacant Income	0	0	0	627,552	1.88	10.6
Gross Potential Rent	$4,807,184	$4,652,734	$4,896,702	$5,335,741	$15.97	90.2%
Total Reimbursements	688,575	575,045	570,218	582,899	1.74	9.8
Net Rental Income	$5,495,759	$5,227,779	$5,466,920	$5,918,640	$17.71	100.0%
(Vacancy/Credit Loss)	(257,284)	(650)	0	(696,108)	(2.08)	(11.8)
Other Income	0	0	0	435	0.00	0.0
Effective Gross Income	$5,238,475	$5,227,129	$5,466,920	$5,222,966	$15.63	88.2%

Total Expenses	$2,772,561	$2,762,412	$2,377,435	$2,709,464	$8.11	51.9%

Net Operating Income	$2,465,914	$2,464,717	$3,089,485	$2,513,502	$7.52	48.1%

Total TI/LC, Capex/RR	0	0	0	618,726	1.85	11.8
Net Cash Flow	$2,465,914	$2,464,717	$3,089,485	$1,894,776	$5.67	36.3%

Occupancy	88.9%	88.0%	87.6%	88.2%
(1)	The property was an acquisition and full year 2012 financials were not provided to the borrower. 2012 represents the time period from January 2012 through August 2012 annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

501 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Enhancement (M/S):	A1 / NR	Title:	Fee
Original Principal Balance:	$17,500,000	Property Type - Subtype:	Office - CBD
Cut-off Date Principal Balance:	$17,500,000	Net Rentable Area (SF):	158,963
% of Pool by IPB:	1.8%	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1917 / N/A
Borrower:	501 Fifth Avenue Company LLC	Occupancy:	94.3%
Sponsor:	Alan Abramson	Occupancy Date:	4/4/2013
Interest Rate:	3.79000%	Number of Tenants:	99
Note Date:	6/3/2013	2010 NOI:	$3,227,703
Maturity Date:	7/1/2023	2011 NOI:	$2,709,117
Interest-only Period:	120 months	2012 NOI:	$2,718,861
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$7,998,710
Amortization Type:	Interest Only	UW Expenses:	$4,777,519
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW NOI(1):	$3,221,191
Lockbox:	CMA	UW NCF:	$2,701,284
Additional Debt:	N/A	Appraised Value / Per SF:	$70,300,000 / $442
Additional Debt Balance:	N/A	Appraisal Date:	4/10/2013
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$872,134	$124,591	N/A	Maturity Date Loan / SF:	$110
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	24.9%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	24.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	4.02x
Other:	$0	$0	N/A	UW NOI Debt Yield:	18.4%

(1)	Underwritten NOI is higher than 2012 due to 21 new or renewal leases totaling 34,409 square feet.

The Loan. The 501 Fifth Avenue loan has an outstanding balance of $17.5 million and is secured by a first mortgage lien on a 158,963 square foot Class B office property located in Midtown Manhattan. The 10-year loan is interest-only for the entire term. Proceeds from the loan were used to pay down existing debt of approximately $5.0 million, fund upfront reserves of $0.9 million, pay closing costs of $0.7 million and return approximately $10.9 million of equity to the sponsor. The sponsor is Alan Abramson, a principal of Abramson Brothers Incorporated (“Abramson Brothers”). Abramson Brothers has been in business for over 50 years and owns and manages seven office buildings primarily located in Midtown Manhattan.

The Property. 501 Fifth Avenue is a 21-story, 158,963 square foot high-rise office building located within the Grand Central office submarket of New York City. The Class B office building was constructed in 1917 and was 94.3% occupied by 99 tenants as of April 4, 2013. Only two tenants at the property, Grace Corporate Park LLC and Pilates Center of New York, occupy 5.0% or more of the net rentable area. The largest tenant at the property is Grace Corporate Park LLC, which leases 11,415 square feet (7.2% of the net rentable area) through July 2015. Grace Corporate Park LLC is an office suites operator that offers serviced office, temporary office and flexible space at 501 Fifth Avenue and 255 West 36th Street. The second largest tenant at the property is Pilates Center of New York (“Pilates on Fifth”), which leases 8,166 square feet (5.1% of the net rentable area) through December 2016. Pilates on Fifth occupies two floors of the building and offers personal training and group fitness classes and instruction to clients of all ages and fitness levels.

The Market. The property is located in Midtown Manhattan at the corner of 42nd Street and Fifth Avenue, one block from Grand Central Terminal and across the street from the main building of the New York Public Library. The property benefits from close access to nine subway lines, including the 4, 5, 6, 7 and S lines at Grand Central station, and the B, D, F and M lines at the 42-Street Bryant Park station. According to the appraisal, the property is located in the Grand Central office submarket which had an average class B/C office occupancy rate of 89.4% as of year end 2012. The appraisal identified 10 competitive properties ranging from approximately 85,000 to 108,000 square feet that reported a weighted average vacancy of approximately 4.5%. According to the appraisal, there are no new office buildings under construction within the Grand Central submarket at this time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

501 Fifth Avenue

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Grace Corporate Park LLC	NA / NA / NA	11,415	7.2%	$24.09	7/31/2015
Pilates Center of New York	NA / NA / NA	8,166	5.1%	$40.02	12/31/2016
Elie Tahari Ltd.	NA / NA / NA	7,840	4.9%	$36.00	1/31/2021
S&E Azriliant, PC	NA / NA / NA	7,350	4.6%	$46.35	11/30/2022
Brady Klein & Weissman LLP	NA / NA / NA	7,350	4.6%	$33.67	10/31/2013
Abramson Brothers(3)	NA / NA / NA	4,745	3.0%	$3.79	4/30/2020
BPS Solutions Inc.	NA / NA / NA	4,426	2.8%	$33.89	3/31/2014
Foremost Real Estate LLC	NA / NA / NA	3,361	2.1%	$40.00	6/30/2017
Salmen Navarro & Assoc. P.C.	NA / NA / NA	3,263	2.1%	$42.00	9/30/2015
Interesse International Inc.	NA / NA / NA	3,068	1.9%	$45.00	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Abramson Brothers leases this space as its corporate headquarters.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$6,440,842	$6,052,250	$6,373,935	$7,258,005	$45.66	86.4%
Vacant Income	0	0	0	306,504	1.93	3.6
Gross Potential Rent	$6,440,842	$6,052,250	$6,373,935	$7,564,509	$47.59	90.1%
Total Reimbursements	871,721	799,488	792,427	834,134	5.25	9.9
Net Rental Income	$7,312,563	$6,851,738	$7,166,362	$8,398,643	$52.83	100.0%
(Vacancy/Credit Loss)	0	0	0	(419,932)	(2.64)	(5.0)
Other Income	7,227	24,122	33,059	20,000	0.13	0.2
Effective Gross Income	$7,319,790	$6,875,860	$7,199,421	$7,998,710	$50.32	95.2%

Total Expenses	$4,092,087	$4,166,743	$4,480,560	$4,777,519	$30.05	59.7%

Net Operating Income	$3,227,703	$2,709,117	$2,718,861	$3,221,191	$20.26	40.3%

Total TI/LC, Capex/RR	0	0	0	519,907	3.27	6.5
Net Cash Flow	$3,227,703	$2,709,117	$2,718,861	$2,701,284	$16.99	33.8%
Occupancy	N/A	88.0%	96.0%	95.0%
(1)	Percentage column represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is higher than 2012 due to 21 new or renewal leases totaling 34,409 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Springhill Suites Buckhead

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,100,000	Title:	Fee
Cut-off Date Principal Balance:	$17,100,000	Property Type - Subtype:	Hotel - Limited Service
% of Pool by IPB:	1.8%	Rooms:	220
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Buckhead Hotel Properties, LLC	Year Built / Renovated:	2005 / N/A
Sponsor:	Saturn Property Investments, LLC	Occupancy:	70.9%
Interest Rate:	4.56000%	Occupancy Date:	4/30/2013
Note Date:	6/14/2013	Number of Tenants:	N/A
Maturity Date:	7/5/2018	2010 NOI:	$1,407,465
Interest-only Period:	None	2011 NOI:	$1,232,341
Original Term:	60 months	2012 NOI:	$1,806,876
Original Amortization:	300 months	TTM NOI(1):	$1,843,068
Amortization Type:	Balloon	UW Economic Occupancy:	70.9%
Call Protection:	L(24),Def(32),O(4)	UW Revenues:	$6,541,244
Lockbox:	CMA	UW Expenses:	$4,665,669
Additional Debt:	Yes	UW NOI:	$1,875,575
Additional Debt Balance:	$3,000,000	UW NCF:	$1,875,575
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per Room:	$26,800,000 / $121,818
		Appraisal Date:	5/13/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$77,727
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$68,632
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.8%
FF&E Reserve(2)	$0	5% of Gross Revenue	N/A	Maturity Date LTV:	56.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.63x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.0%

(1)	TTM NOI represents the trailing twelve months ending April 30, 2013.
(2)
Under the loan documents, the borrower is required to deposit 1/12th of 4% of the gross revenue from operation on each payment date into the FF&E reserve; however, such amount shall be reduced by the amount being reserved by the property manager for furniture, fixtures, equipment, capital expenditures and related deposits pursuant to the management agreement (currently 5% of gross revenue).

The Loan. The Springhill Suites Buckhead loan has an outstanding principal balance of $17.1 million and is secured by a first mortgage lien on a 220-room limited service hotel located in Atlanta, Georgia. The five-year loan amortizes on a 25-year schedule. Proceeds from the loan along with $3.0 million of mezzanine debt and approximately $3.4 million of sponsor equity were used to repay existing debt of approximately $23.1 million and pay closing costs of $0.3 million. The sponsor and nonrecourse guarantor is Saturn Property Investments, LLC, which is wholly owned by WAFR Holdings Limited, a Cayman Islands holding company.  WAFR Holdings Limited is owned by the principals of the Abudawood Group, which is based in Jeddah, Saudi Arabia. The Abudawood Group manufactures and distributes global brands like Proctor & Gamble, Quaker Oats, Clorox in Saudi Arabia and other countries in the Middle East.

The Property. Springhill Suites Buckhead is a 220-room limited service hotel that was constructed in 2005 and located in the Buckhead district of Atlanta, Georgia. The improvements consist of a single, eleven-story building and a three-level subterranean parking garage with 126 parking spaces.  The property was acquired by the sponsor in 2007 for a cost of approximately $36.0 million.  Guestrooms at the property feature suite style rooms with separate living and sleeping areas. Amenities include approximately 2,233 square feet of meeting space, a fitness center, swimming pool and whirlpool, free continental breakfast and shuttle service to the Buckhead MARTA station. The property is located approximately 0.5 miles from the Buckhead MARTA station, providing direct access to Buckhead, downtown Atlanta, and Hartsfield-Jackson Atlanta International Airport.  It is anticipated that the hotel will undergo an estimated $2.2 to $2.4 million renovation beginning in December 2013, that will first upgrade the guestrooms and corridors followed by enhancements to the public spaces. To initiate the renovation, the borrower has deposited $1.3 million with Springhill SMC, LLC, the property manager. The property has had increasing historical occupancy over the past few years growing from 64.5% as of December 31, 2010 to 70.9% as of the trailing twelve months ended April 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Springhill Suites Buckhead

The Market. Springhill Suites Buckhead is located in the Buckhead district of Atlanta, Georgia, about 14 miles northeast of the Hartsfield-Jackson Atlanta International Airport. The neighborhood is generally characterized by high-rise office and condominium buildings, restaurants, retail shopping centers, and hotels along the primary thoroughfares, with residential complexes located along the secondary roadways. The property is located less than a mile east of the upscale Lenox Square Mall and less than a mile west of Phipps Plaza, two of the top shopping destinations in Atlanta.  Major employers in the area are Buckhead Church, Wells Fargo Bank, Fidelity Bank, Rigor, Pekor & Associates, Atlanta Business Chronicle and Capgemini America.

Below is a chart showing the historical performance of the property versus its competitive set.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Springhill Suites Buckhead(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	69.0%	$109.40	$75.52	65.2%	$96.31	$62.79	94.5%	88.0%	83.2%
2012	69.5%	$113.93	$79.16	68.8%	$101.44	$69.79	99.0%	89.0%	88.2%
TTM(4)	68.8%	$116.07	$79.84	70.9%	$103.43	$73.33	103.1%	89.1%	91.9%
(1)
Data provided by Smith Travel Research. Competitive set contains the following limited and full-service properties: Doubletree Atlanta Buckhead, Hampton Inn Atlanta Buckhead, Courtyard Atlanta Buckhead, Hyatt Place Atlanta Buckhead and Wingate by Wyndham Atlanta Buckhead.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve month period ending March 31, 2013 for the competitive set and the trailing twelve month period ending April 30, 2013 for Springhill Suites Buckhead.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	64.5%	65.2%	68.8%	70.9%	70.9%
ADR	$93.52	$96.31	$101.44	$103.43	$103.43
RevPAR	$60.32	$62.79	$69.79	$73.33	$73.33

Room Revenue	$4,833,609	$5,027,715	$5,586,618	$5,888,473	$5,888,473	$26,766	90.0%
Other Revenue	498,697	507,598	634,525	652,771	652,771	2,967	10.0
Total Revenue	$5,332,306	$5,535,313	$6,221,143	$6,541,244	$6,541,244	$29,733	100.0%

Departmental Expenses	1,353,531	1,468,776	1,570,630	1,685,867	1,685,867	7,663	25.8
Departmental Profit	$3,978,775	$4,066,537	$4,650,513	$4,855,377	$4,855,377	$22,070	74.2%

Operating Expenses	1,813,417	1,855,904	1,838,846	1,883,947	1,883,947	8,563	28.8
Gross Operating Profit	$2,165,358	$2,210,633	$2,811,667	$2,971,430	$2,971,430	$13,507	45.4%

Fixed Expenses	171,340	369,407	320,465	408,828	376,321	1,711	5.8
Management Fee	319,938	332,119	373,269	392,472	392,472	1,784	6.0
FF&E	266,615	276,766	311,057	327,062	327,062	1,487	5.0
Total Other Expenses	$757,893	$978,292	$1,004,791	$1,128,362	$1,095,855	$4,981	16.8%

Net Operating Income	$1,407,465	$1,232,341	$1,806,876	$1,843,068	$1,875,575	$8,525	28.7%
Net Cash Flow	$1,407,465	$1,232,341	$1,806,876	$1,843,068	$1,875,575	$8,525	28.7%
(1)	TTM represents the trailing twelve month period ending April 30, 2013.
(2)	Per Room values based on 220 guestrooms.
(3)	Percentage column represents percent of Total Revenue.

Additional Debt. A mezzanine loan of $3.0 million secured by the equity interests in the borrower was provided by RCMC. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 75.0%, the UW NCF DSCR is 1.27x and the UW NOI Debt Yield is 9.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Weaver Creek Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,000,000	Title:	Fee
Cut-off Date Principal Balance:	$16,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	1.7%	Number of Units:	254
Loan Purpose:	Refinance	Location:	Springfield, MO
Borrower:	Weaver Creek Apartments, LLC	Year Built / Renovated:	2008 - 2013 / N/A
Sponsors (1):	Various	Occupancy:	94.1%
Interest Rate:	4.62000%	Occupancy Date:	5/29/2013
Note Date:	6/14/2013	Number of Tenants:	N/A
Maturity Date:	7/5/2023	2010 NOI(2):	N/A
Interest-only Period:	12 months	2011 NOI(2):	$1,302,135
Original Term:	120 months	2012 NOI(2):	$1,346,816
Original Amortization:	300 months	TTM NOI(2)(3):	$1,358,483
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$2,254,771
Lockbox:	CMA	UW Expenses:	$811,972
Additional Debt:	Yes	UW NOI(2):	$1,442,799
Additional Debt Balance:	$1,700,000	UW NCF:	$1,379,299
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per Unit:	$22,100,000 / $87,008
		Appraisal Date:	4/12/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$62,992
Taxes:	$74,046	$10,578	N/A	Maturity Date Loan / Unit:	$48,469
Insurance:	$4,803	$4,803	N/A	Cut-off Date LTV:	72.4%
Replacement Reserves:	$0	$5,292	N/A	Maturity Date LTV:	55.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.28x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.0%

(1)	For a full description of the sponsors, please refer to “The Loan” section below.
(2)
The property was built over phases between 2008 and 2013. Historical financial information for 2011 NOI and 2012 NOI is based on a total of 230 units while the TTM NOI and UW NOI are based on 254 units.  The lender did not collect NOI data for the year 2010 because the property was not substantially completed.

(3)	TTM NOI represents the trailing twelve months ending April 30, 2013.

The Loan. The Weaver Creek Apartments loan has an outstanding balance of $16.0 million and is secured by a first mortgage lien on a 254-unit, Class A multifamily property located in Springfield, Missouri. The loan has a 10-year term and, subsequent to a 12-month interest-only period, amortizes on a 25-year schedule. Proceeds from the loan along with $1.7 million of mezzanine debt and approximately $0.4 million of sponsor equity, were used to repay previously existing debt of approximately $17.7 million, fund upfront reserves of $0.08 million and pay closing costs of $0.4 million. The sponsors and the nonrecourse carve-out guarantors are Tom Morris, Brandi Morris, Steven Garner and Todd Johnson. Tom Morris is a real estate developer with over 15 years of experience.  Brandi Morris, Tom Morris’ wife, is a real estate broker and property manager.  Together, Tom and Brandi Morris own over 330 units and manage over 550 units in the Springfield, Missouri area. Steven Garner is a partner in a law firm and is a principal in several real estate ventures with property valued at over $30.0 million. Todd Johnson runs an insurance agency in Springfield, Missouri.

The Property. Weaver Creek Apartments is a 254-unit, Class A multifamily property located on approximately 9.3 acres in Springfield, Missouri. The property consists of ten, three-story garden style apartment buildings, which were built from 2008 through 2013. Amenities include a clubhouse with resident business center and billiards room, a resort style pool and spa, a 24-hour fitness center and laundry facilities. Occupancy as of May 29, 2013 was 94.1%.

The Market. The property is located in Greene County in the southwest portion of Missouri. Greene County is part of the Springfield metropolitan statistical area. Primary access to the property is provided by Interstate 44 and US Highway 60 and is approximately 12 miles from the Springfield Regional Airport.  As of January 2013, the population within a three mile radius was 51,038 with a median household income of $43,943. Major employers in the area include Mercy Health Systems, CoxHealth Systems, WalMart Stores Inc., Springfield Public Schools and the United States Government.  In addition, there are approximately 42,000 students that attend four universities within 10 miles of the subject: Missouri State University, Drury University, Evangel University and Baptist Bible College. The appraisal identified six competitive properties built between 1996 and 2011 that range in size from 83 units to 396 units that have an average occupancy of 94.7% and average asking rent of $772.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Weaver Creek Apartments

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)
1 Bed / 1 Bath	48	18.9%	48	100.0%
2 Bed / 2 Bath	182	71.7	167	91.8%
3 Bed / 2 Bath	24	9.4	24	100.0%
Total	254	100.0%	239	94.1%
(1)	Based on the underwritten rent roll and appraisal.
(2)	Represents current occupancy as of May 29, 2013.

Operating History and Underwritten Net Cash Flow(1)
	2011	2012	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$1,791,331	$1,875,148	$1,893,462	$2,193,000	$8,634	94.0%
Vacant Income	0	0	0	140,400	553	6.0
Gross Potential Rent	$1,791,331	$1,875,148	$1,893,462	$2,333,400	$9,187	100.0%
Total Reimbursements	0	0	0	0	0	0
Net Rental Income	$1,791,331	$1,875,148	$1,893,462	$2,333,400	$9,187	100.0%
(Vacancy/Credit Loss)	0	0	0	(140,004)	(551)	(6.0)
Other Income	48,689	50,049	61,375	61,375	242	2.6
Effective Gross Income	$1,840,020	$1,925,197	$1,954,837	$2,254,771	$8,877	96.6%

Total Expenses	$537,885	$578,381	$596,354	$811,972	$3,197	36.0%

Net Operating Income	$1,302,135	$1,346,816	$1,358,483	$1,442,799	$5,680	64.0%

Total Capex/RR	0	2,909	5,256	63,500	250	2.8
Net Cash Flow	$1,302,135	$1,343,907	$1,353,227	$1,379,299	$5,430	61.2%
Occupancy(5)	93.9%	92.2%	94.1%	94.0%
(1)
Historical financial and occupancy figures for 2011 and 2012 are based on a total of 230 units while TTM and Underwritten figures are based on 254 units. Historical financial and occupancy information is not available for 2010.

(2)	TTM represents the trailing twelve months ending April 30, 2013.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place are based on the May 29, 2013 rent roll.
(5)	Historical occupancy is as of December 31 for the respective year and as of May 29, 2013 for the TTM.

Additional Debt. A mezzanine loan of $1.7 million secured by the equity interests in the borrower was provided by RCMC. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for 12 months and amortizes on a 25-year schedule thereafter and has a 10.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.1%, the UW NCF DSCR is 1.09x and the UW NOI Debt Yield is 8.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 108

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 108

Structural and Collateral Term Sheet	JPMCC 2013-C13

Contacts

CMBS Capital Markets & Banking
Contact	E-mail	Phone Number

Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

Trading & Structuring
Contact	E-mail	Phone Number

Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

SPG Syndicate
Contact	E-mail	Phone Number

Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 108